Exhibit 10(j)


                                                                  EXECUTION COPY






                               U.S. $2,000,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT



                           Dated as of April 30, 2007

                                      Among


                                XEROX CORPORATION
                               as Initial Borrower
                               -- ------- --------

                                       and

                        THE INITIAL LENDERS NAMED HEREIN
                               as Initial Lenders
                               -- ------- -------

                                       and

                                 CITIBANK, N.A.
                                    as Agent
                                    -- -----

                                       and

                          CITIGROUP GLOBAL MARKETS INC.
                                       and
                           J.P. MORGAN SECURITIES INC.
                  as Joint Lead Arrangers and Joint Bookrunners
                  -- ----- ---- --------- --- ----- -----------

                                TABLE OF CONTENTS
ARTICLE I

         SECTION 1.01.  Certain Defined Terms                                  1

         SECTION 1.02.  Computation of Time Periods                           20

         SECTION 1.03.  Accounting Terms                                      20

ARTICLE II

         SECTION 2.01.  The Advances and Letters of Credit                    20

         SECTION 2.02.  Making the Advances                                   21

         SECTION 2.03.  Issuance of and Drawings and Reimbursement Under
                        Letters of Credit                                     22

         SECTION 2.04.  Fees                                                  24

         SECTION 2.05.  Termination or Reduction of the Commitments           25

         SECTION 2.06.  Repayment of Advances and Letter of Credit Drawings   25

         SECTION 2.07.  Interest on Revolving Credit Advances                 26

         SECTION 2.08.  Interest Rate Determination                           27

         SECTION 2.09.  Optional Conversion of Revolving Credit Advances      28

         SECTION 2.10.  Prepayments of Advances                               29

         SECTION 2.11.  Increased Costs                                       30

         SECTION 2.12.  Illegality                                            31

         SECTION 2.13.  Payments and Computations                             31

         SECTION 2.14.  Taxes                                                 33

         SECTION 2.15.  Sharing of Payments, Etc.                             35

         SECTION 2.16.  Evidence of Debt                                      35

         SECTION 2.17.  Use of Proceeds                                       36

         SECTION 2.18.  Increase in the Aggregate Commitments                 36

         SECTION 2.19.  Extension of Termination Date                         38

ARTICLE III

         SECTION 3.01.  Conditions Precedent to Effectiveness                 40

         SECTION 3.02.  Initial Advance to Each Designated Subsidiary         41

         SECTION 3.03.  Conditions Precedent to Each Borrowing, Issuance,
                        Commitment Increase and Extension Date                42

         SECTION 3.04.  Determinations Under Section 3.01                     43

ARTICLE IV

         SECTION 4.01.  Representations and Warranties of the Company         43

ARTICLE V

         SECTION 5.01.  Affirmative Covenants                                 45

         SECTION 5.02.  Negative Covenants                                    49

         SECTION 5.03.  Financial Covenants                                   53

ARTICLE VI

         SECTION 6.01.  Events of Default                                     53

         SECTION 6.02.  Actions in Respect of the Letters of Credit
                        upon Default                                          56

ARTICLE VII

         SECTION 7.01.  Unconditional Guaranty                                57

         SECTION 7.02.  Guaranty Absolute                                     57

         SECTION 7.03.  Waivers and Acknowledgments                           58

         SECTION 7.04.  Subrogation                                           59

         SECTION 7.05.  Subordination                                         60

         SECTION 7.06.  Continuing Guaranty; Assignments                      61

ARTICLE VIII

         SECTION 8.01.  Authorization and Action                              61

         SECTION 8.02.  Agent's Reliance, Etc.                                61

         SECTION 8.03.  Citibank and Affiliates                               62

         SECTION 8.04.  Lender Credit Decision                                62

         SECTION 8.05.  Indemnification                                       62

         SECTION 8.06.  Successor Agent                                       63

         SECTION 8.07.  Sub-Agent                                             64

         SECTION 8.08.  Other Agents.                                         64

ARTICLE IX

         SECTION 9.01.  Amendments, Etc.                                      64

         SECTION 9.02.  Notices, Etc.                                         64

         SECTION 9.03.  No Waiver; Remedies                                   65

         SECTION 9.04.  Costs and Expenses                                    66

         SECTION 9.05.  Right of Set-off                                      67

         SECTION 9.06.  Binding Effect                                        67

         SECTION 9.07.  Assignments and Participations                        68

         SECTION 9.08.  Confidentiality                                       70

         SECTION 9.09.  Designated Subsidiaries                               71

         SECTION 9.10.  Governing Law                                         72

         SECTION 9.11.  Execution in Counterparts                             72

         SECTION 9.12.  Judgment                                              72

         SECTION 9.13.  Jurisdiction, Etc.                                    73

         SECTION 9.14.  Substitution of Currency                              74

         SECTION 9.15.  No Liability of the Issuing Banks                     74

         SECTION 9.16.  Patriot Act Notice                                    74

         SECTION 9.17.  Power of Attorney                                     74

         SECTION 9.18.  Waiver of Jury Trial                                  75



Schedules
---------

Schedule I - List of Applicable Lending Offices

Schedule 2.01(b) - Existing Letters of Credit

Schedule 5.02(a) - Existing Liens



Exhibits
--------

Exhibit A        -   Form of Note

Exhibit B        -   Form of Notice of Borrowing

Exhibit C        -   Form of Assignment and Acceptance

Exhibit D-1      -   Form of Opinion of Counsel for the Initial Borrower

Exhibit D-2      -   Form of Opinion of General Counsel of the Company

Exhibit D-3      -   Form of Opinion of Counsel for Designated Subsidiary

Exhibit E        -   Form of Commitment Increase Opinion

Exhibit F        -   Form of Designation Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of April 30, 2007


                  XEROX CORPORATION, a New York corporation (the "Company" or the "Initial Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") and issuers of letters of credit ("Initial Issuing Banks") listed on Schedule I hereto, CITIBANK, N.A. ("Citibank"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), and CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES INC., as Joint Lead Arrangers and Bookrunners, agree as follows:

                  PRELIMINARY STATEMENT. The Company, the lenders parties thereto and Citibank, as administrative agent, are parties to a Credit Agreement dated as of April 7, 2006 (the "Existing Credit Agreement"). Subject to the satisfaction of the conditions set forth in Section 3.01, the Company, the parties hereto and Citibank, as Agent, agree to amend and restate the Existing Credit Agreement as herein set forth.

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Advance" means an advance by a Lender to any Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Advance).

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person or is a director of such Person.

                  "Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at Two Penns Way, New Castle, Delaware 19720, Account No. 36852248, Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Committed Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

                  "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

         ------------------------------------- ---------------------------
                  Public Debt Rating
                   S&P/Moody's/Fitch                Applicable Margin
         ------------------------------------- ---------------------------
         Level 1
         A-/A3/A- or better                                0.180%
         ------------------------------------- ---------------------------
         Level 2
         BBB+/Baa1/BBB+                                    0.270%
         ------------------------------------- ---------------------------
         Level 3
         BBB/Baa2/BBB                                      0.350%
         ------------------------------------- ---------------------------
         Level 4
         BBB-/Baa3/BBB-                                    0.425%
         ------------------------------------- ---------------------------
         Level 5
         BB+/Ba1/BB+                                       0.550%
         ------------------------------------- ---------------------------
         Level 6
         BB/Ba2/BB or below                                0.750%
         ------------------------------------- ---------------------------

                  "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

         ------------------------------------- ---------------------------
                  Public Debt Rating
                   S&P/Moody's/Fitch              Applicable Percentage
         ------------------------------------- ---------------------------
         Level 1
         A-/A3/A- or better                                0.070%
         ------------------------------------- ---------------------------
         Level 2
         BBB+/Baa1/BBB+                                    0.080%
         ------------------------------------- ---------------------------
         Level 3
         BBB/Baa2/BBB                                      0.100%
         ------------------------------------- ---------------------------
         Level 4
         BBB-/Baa3/BBB-                                    0.125%
         ------------------------------------- ---------------------------
         Level 5
         BB+/Ba1/BB+                                       0.150%
         ------------------------------------- ---------------------------
         Level 6
         BB/Ba2/BB or below                                0.200%
         ------------------------------------- ---------------------------

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                  "Assuming Lender" has the meaning specified in Section
         2.18(d).

                  "Assumption Agreement" has the meaning specified in Section 2.18(d)(ii).

                  "Available Amount" of any Letter of Credit issued by an Issuing Bank means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "Bankruptcy Law" means any proceeding of the type referred to in Section 6.01(e) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/4 of 1% or, if
                  there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1%, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                           (c) 1/2 of 1% above the Federal Funds Rate.

                  "Base Rate Advance" means an Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

                  "Borrowers" means, collectively, the Initial Borrower and the Designated Subsidiaries from time to time.

                  "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders.

                  "Borrowing Minimum" means, in respect of Advances denominated in Dollars, $10,000,000, in respect of Advances denominated in Sterling, (pound)5,000,000, in respect of Advances denominated in Swiss Francs, SFr5,000,000, in respect of Advances denominated in Yen,
         (Y)1,000,000,000, in respect of Advances denominated in Canadian Dollars, Cdn$5,000,000 and, in respect of Advances denominated in Euros, (euro)5,000,000.

                  "Borrowing Multiple" means, , in respect of Advances denominated in Dollars, $1,000,000, in respect of Advances denominated in Sterling, (pound)1,000,000, in respect of Advances denominated in Swiss Francs, SFr1,000,000, in respect of Advances denominated in Yen,
         (Y)100,000,000, in respect of Advances denominated in Canadian Dollars, Cdn$1,000,000 and, in respect of Advances denominated in Euros,
         (euro)1,000,000.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

                  "Citibank" means Citibank, N.A.

                  "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "Commitment Date" has the meaning specified in Section
         2.18(b).

                  "Commitment Increase" has the meaning specified in Section 2.18(a).

                  "Committed Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of the Swiss Confederation, lawful currency of Japan, lawful currency of Canada and Euros.

                  "Company Information" has the meaning specified in Section
         9.08.

                  "Consenting Lender" has the meaning specified in Section 2.19(b).

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated EBITDA" means, for any period, net income (or net loss) (before discontinued operations) plus the sum of (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, and (e) any losses or expenses from any unusual, extraordinary or otherwise non-recurring items, including but not limited to (i) aggregate foreign exchange losses included in "other expense" and (ii) losses from minority interest, and minus (x) Consolidated Interest Income and (y) the sum of the amounts for such period of any income tax benefits and any income or gains from any unusual, extraordinary or otherwise non-recurring items, including but not limited to (i) aggregate foreign exchange gains included in "other income" and (ii) income from minority interest; in each case determined on a Consolidated basis for the Company and its Subsidiaries and in the case of items (a) through (e) and items (x) and (y), to the extent such amounts were included in the calculation of net income. For the purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have made an acquisition or a disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition, as the case may be, occurred on the first day of such period.

                  "Consolidated Interest Expense" means, for any period, for the Company and its Subsidiaries on a Consolidated basis, interest expense (including equipment financing interest) for such period, determined in accordance with GAAP.

                  "Consolidated Interest Income" means, for any period, for the Company and its Subsidiaries on a Consolidated basis, interest, fees and other income, arising from investments in cash and cash equivalents, included in Consolidated net income for such period, determined in accordance with GAAP.

                  "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement (other than under any such agreement which constitutes or creates an account payable in the ordinary course of business) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, letters of credit or similar bank guarantees (other than bankers' acceptances, letters of credit or similar bank guarantees issued in support of trade), (g) all Debt of others referred to in clauses (a) through (f) above or clause (h) below (collectively, "Guaranteed Debt") guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, with the primary intent and purpose of such Person being to enable the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), with the primary intent and purpose of such Person being to enable the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, or (4) where the primary intent and purpose of such Person is to otherwise assure a creditor against loss (but, in each case, only to the extent so assured or guaranteed), and
         (h) all Debt referred to in clauses (a) through (g) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "Debt for Borrowed Money" means all items that, in accordance with GAAP, would be classified as debt on the Company's Consolidated balance sheet, provided, that notwithstanding the treatment thereof under GAAP, "Debt for Borrowed Money" shall exclude (without duplication) (a) any Trust Preferred Securities and Preferred Stock outstanding on the date hereof and (b) any amount shown on such balance sheet in respect of any securities issued on or prior to Effective Date that are Qualified Equity Securities on such date of determination.

                  "Default" means any Event of Default or any event that, unless cured or waived, would constitute an Event of Default but for the requirement hereunder that notice be given or time elapse or both.

                  "Designated Subsidiary" means any direct or indirect Wholly-Owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.09.

                  "Designation Agreement" means, with respect to any Designated Subsidiary, an agreement substantially in the form of Exhibit E hereto signed by such Designated Subsidiary and the Company.

                  "Disclosed Matter" shall mean the existence or occurrence of any matter which has been disclosed either in writing by the Company to the Agent or the Lenders or in any filing made with the SEC, in each case prior to the Effective Date.

                  "Disqualified Equity Securities" means that portion of any Equity Interest (other than such Equity Interest that is solely redeemable, or at the election of the Company (not subject to any condition), may be redeemed, with Qualified Equity Securities) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the latest Termination Date of any Lender.

                  "Dollars" and the "$" sign each means lawful currency of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

                  "Domestic Subsidiary" means a Subsidiary of the Company organized under the laws of a jurisdiction inside the United States.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent, each Issuing Bank and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Company, such approvals not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "Equity Interests" means (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) any warrants, options or other rights to acquire such shares or interests.

                  "Equivalent" in Dollars of any Committed Currency on any date, means the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Committed Currency in London prior to 11:00 A.M. (London time) on such date and (ii) in any Committed Currency of Dollars on any date, means the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Committed Currency for Dollars in London prior to 11:00 A.M. (London time) on such date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Euro" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

                  "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Committed Currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period, by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. If the Reuters Screen LIBOR01 Page (or any successor page) is unavailable, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
         Section 2.08.

                  "Eurocurrency Rate Advance" means an Advance denominated in Dollars or a Committed Currency that bears interest as provided in
         Section 2.07(a)(ii).

                  "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Excluded Taxes" means, with respect to any Lender and the Agent, or any other recipient of a payment made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net profits (however denominated), or taxes imposed in lieu of such income or franchise taxes, by the United States, or by the jurisdiction under the laws of which such Lender, such Lender's Applicable Lending Office or the Agent (as the case may be) is organized or any political subdivision thereof,
         (b) any branch profits taxes imposed by the United States or any similar tax or capital tax imposed by any other jurisdiction described in clause (a), and (c) in the case of a Lender organized under the laws of a jurisdiction outside the United States, any withholding tax imposed on any such payment by the United States to the extent that it is determined on the basis of laws in effect and tax rates applicable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new Applicable Lending Office) or is attributable to such Lender's failure to comply with Section 2.14(e), except to the extent that such Lender, or its assignor, if any, was entitled, at the time of designation of a new Applicable Lending Office or assignment, as applicable, to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.14(a) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on such a Lender as a result of a change in law or regulation or interpretation thereof occurring after the time such Lender became a party to this Agreement shall not be an Excluded Tax).

                  "Existing Credit Agreement" has the meaning specified in the Preliminary Statement.

                  "Extension Date" has the meaning specified in Section 2.19(b).

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Finance SPE" means (a) any Receivables SPE and (b) any Subsidiary that (i) is a special purpose financing vehicle, (ii) was created solely for the purpose of facilitating the incurrences of Debt or issuances of Equity Interests by the Company or any Subsidiary,
         (iii) has no business other than the facilitation of such incurrence or issuance and activities incidental thereto and (iv) is capitalized with an amount not materially more than the cash proceeds received by such Finance SPE from such transaction, provided that such transaction does not constitute or create indebtedness secured by a Lien that is prohibited by Section 5.02(a).

                  "Financial Officer" means the chief financial officer or treasurer of the Company.

                  "Fiscal Quarter" means a fiscal quarter of the Company.

                  "Fitch" means Fitch, Inc.

                  "Foreign Subsidiary" means a Subsidiary organized under the laws of a jurisdiction outside the United States.

                  "Fuji Xerox" means Fuji Xerox Co., Limited.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Guaranteed Obligations" has the meaning specified in Section 7.01.

                  "Guarantor" means any Domestic Subsidiary that has or is required to execute and deliver the guaranty described in Section 5.01(j) hereof.

                  "Guaranty" means the guaranty by the Company pursuant to
         Article VII hereof.

                  "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Increase Date" has the meaning specified in Section 2.18(a).

                  "Increasing Lender" has the meaning specified in Section 2.18(b).

                  "Indemnified Taxes" shall mean Taxes other than Excluded
         Taxes.

                  "Information Memorandum" means the information memorandum dated April 6, 2007 used by the Agent in connection with the syndication of the Commitments.

                  "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or, subject to clause (c) below, nine or twelve months, as the applicable Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrowers may not select any Interest Period
                  that ends after the Termination Date unless, after giving effect to any reduction of the Revolving Credit Commitments on such Termination Date, the aggregate principal amount of Base Rate Advances and of Eurocurrency Rate Advances having Interest

                  Periods that end on or prior to such Termination Date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

                           (b) Interest Periods commencing on the same date for
                  Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) the Borrowers shall not be entitled to select an
                  Interest Period having a duration of nine or twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, two, three or six months, as specified by the Borrower requesting such Borrowing in the applicable Notice of Borrowing as the desired alternative to an Interest Period of nine or twelve months;

                           (d) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (e) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "issuance" or "issue" with respect to any Letter of Credit means and includes the issuance, amendment, renewal or extension of such Letter of Credit.

                  "Issuing Bank" means an Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 or any other Lender that agrees with the Company that it shall be an Issuing Bank so long as such Eligible Assignee or Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Letter of Credit Commitment, for so long as such Initial Issuing Bank, Eligible Assignee or Lender, as the case may be, shall have a Letter of Credit Commitment.

                  "L/C Cash Deposit Account" means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

                  "L/C Related Documents" has the meaning specified in Section 2.06(b)(i).

                  "Lenders" means each Initial Lender, each Issuing Bank, each Assuming Lender that shall become a party hereto pursuant to Section
         2.18 and each Person that shall become a party hereto pursuant to
         Section 9.07.

                  "Letter of Credit" has the meaning specified in Section
         2.01(b).

                  "Letter of Credit Agreement" has the meaning specified in
         Section 2.03(a).

                  "Letter of Credit Commitment" means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrowers and their specified Subsidiaries in (a) the Dollar amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or (b) if such Issuing Bank has entered into one or more Assignment and Acceptances, the Dollar amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to
         Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", in each case as such amount may be reduced prior to such time pursuant to Section 2.05.

                  "Letter of Credit Facility" means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time, (b) $300,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property, it being understood that a license or assignment of intellectual property not securing Debt, a lease or sublease of assets to another Person or the filing of a precautionary financing statement (or similar filing) in connection with an operating lease or consignment does not constitute a "Lien".

                  "Material Adverse Change" means any material adverse change in the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of any Borrower to perform its monetary obligations under this Agreement or any Note.

                  "Material Subsidiary" means any Wholly-Owned Subsidiary of the Company that as of the end of the most recently completed Fiscal Quarter had Consolidated net worth of $100,000,000 or more, provided, however, that any change in a Person's status as a Material Subsidiary shall become effective as of the date of delivery of the financial statements for such Fiscal Quarter (or, in the case of the last Fiscal Quarter of a Fiscal Year, such Fiscal Year) pursuant to Section 5.01(i).

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Non-Consenting Lender" has the meaning specified in Section 2.19(b).

                  "Note" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section
         2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender to such Borrower.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Issuance" has the meaning specified in Section 2.03(a).

                  "PARC" means Palo Alto Research Center, Incorporated, a Delaware corporation.

                  "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

                  "Payment Office" means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Liens" means: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as warehouseman's, landlord's, materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business; (c) pledges or deposits and other Liens arising or otherwise to secure obligations under workers' compensation, unemployment insurance and other social security laws or regulations or similar legislation or to secure public or statutory obligations or to secure payments of workers' compensation or unemployment insurance; (d) easements, rights of way and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes; (e) deposits or other Liens to secure the performance of bids, contracts (other than for Debt), leases, statutory obligations, performance bonds and other obligations of a like nature incurred in the ordinary course of business, or to secure surety and appeal bonds and other obligations of a like nature;
         (f) liens arising from judgments not otherwise constituting an Event of Default; (g) security given in the ordinary course of business consistent with past practice to any public utility or governmental authority in connection with the operation of the business, other than security for borrowed money; and (h) deposits securing letters of credit or similar instruments issued in support of any obligation referred to in clauses (a) through (g) above.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Post-Petition Interest" has the meaning specified in Section 7.05.

                  "Preferred Stock" of any Person shall mean capital stock or other ownership interests of or in such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock or other ownership interests of or in any other class of such person.

                  "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P, Moody's or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P, Moody's and Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if none of S&P, Moody's or Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if only two of S&P, Moody's and Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the higher rating unless there is a split in such ratings of more than one level, in which case the level that is one level higher than the of the lower such ratings shall apply, (d) if all three have established ratings and the ratings established by S&P, Moody's and Fitch shall fall within two different levels, the Applicable Margin and the Applicable

         Percentage shall be based upon the rating assigned by two of such agencies, or if the ratings established by S&P, Moody's and Fitch shall fall within three different levels, the Applicable Margin and the Applicable Percentage shall be based upon the middle rating; (e) if any rating established by S&P, Moody's or Fitch shall be changed (other than as a result of a change in the basis of such rating or the rating system of such agency), such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change and ending on the date immediately preceding the effective date of the next such change; and (f) if S&P, Moody's or Fitch shall change the basis or system on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody's or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody's or Fitch, as the case may be or, if there is no equivalent or such change would otherwise result in a change in the Applicable Margin or Applicable Percentage, the Company and the Lenders shall negotiate in good faith to amend this definition or the definitions of "Applicable Margin" or "Applicable Percentage" to reflect such changed rating system or ratings basis and, pending the effectiveness of any such amendment, the Applicable Margin and the Applicable Percentage shall be determined by reference to the ratings of the other rating agencies (or, if the circumstances referred to in this clause (f) shall affect all such agencies, the ratings most recently in effect prior to such changes).

                  "Qualified Equity Securities" means any Equity Interest that is not Disqualified Equity Securities.

                  "Qualified Receivables Transaction" means any transaction or arrangement or series of transactions or arrangements entered into by the Company or any of its Subsidiaries in order to monetize or otherwise finance, or as a result of which it may receive earlier than otherwise due amounts that will become receivable or be earned in the future in respect of, a discrete pool (which may be fixed or revolving) of Receivables, leases or other financial assets including financing contracts and any transaction or arrangement that is not a sale or transfer but pursuant to and by virtue of which a Person succeeds to, and becomes entitled to, the rights under or in respect of such Receivables, leases or other financial assets (in each case whether now existing or arising in the future), and which may include a Lien on (a) Receivables, (b) deposit or other accounts (and the funds or investments from time to time credited thereto) established in connection with a Qualified Receivables Transaction to secure obligations of the Company or any Subsidiary arising in connection with or otherwise related to such transaction, (c) any promissory note issued by the Company or any Subsidiary evidencing the repayment of amounts directly or indirectly distributed to the Company or any Subsidiary from any such accounts and (d) any assets of or Equity Interests in each and any Receivables SPE used to facilitate such transaction, provided that such transaction or arrangement does not constitute or create indebtedness secured by a Lien that is prohibited by Section 5.02(a).

                  "Ratable Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's

         Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the aggregate amount of all Revolving Credit Commitments as in effect immediately prior to such termination).

                  "Receivables" means "accounts" (as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York (or, if by reason of mandatory provisions of law, the Uniform Commercial Code as in effect in a jurisdiction other than New York) or the Personal Property Security Act in effect in each of the provinces or territories in Canada (other than Quebec) to the extent applicable), including the proceeds of inventory to the extent it also constitutes an account), "claims" as such term is defined in the Civil Code of Quebec to the extent applicable, book debts and any other existing or hereafter arising accounts receivable, lease receivables, finance receivables, service receivables and supply receivables and any property or assets (including equipment, inventory, software, leases and servicing contracts) related thereto.

                  "Receivables SPE" means a Subsidiary that is a special purpose entity that (a) borrows against Receivables or purchases, leases or otherwise acquires Receivables or sells, disposes, assigns, leases, conveys or otherwise transfers Receivables to one or more third party purchasers or another Receivables SPE in connection with a Qualified Receivables Transaction or (b) engages in other activities that are necessary or desirable to effectuate the activities described in the definitions of Qualified Receivables Transaction or Third-Party Vendor Financing Program, or (c) is established or then used solely for the purpose of, and has no business other than, owning a Receivables SPE, servicing Receivables owned by a Receivables SPE, owning or holding title to the property or assets giving rise to such Receivables or any activities incidental thereto (including those described in the definitions of Qualified Receivables Transaction or Third-Party Vendor Financing Program).

                  "Reference Banks" means Citibank, JPMorgan Chase Bank, N.A. and Bank of America, N.A.

                  "Register" has the meaning specified in Section 9.07(d).

                  "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Revolving Credit Commitments.

                  "Revolving Credit Commitment" means as to any Lender (a) the Dollar amount set forth opposite such Lender's name on Schedule I hereto as such Lender's "Revolving Credit Commitment", (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement or
         (c) if such Lender has entered into an Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to

         Section 9.07(d), as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.18. As of the Effective Date, the aggregate amount of the Revolving Credit Commitments is $2,000,000,000.

                  "Responsible Officers" means the chief executive officer, any Financial Officer, the controller and the general counsel of the Company.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "SEC" means Securities and Exchange Commission.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Sub-Agent" means Citibank International plc.

                  "Subordinated Obligations" has the meaning specified in
         Section 7.05.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, or other business entity of which (or in which) (a) more than 50% of the issued and outstanding capital stock, securities or other ownership interests having ordinary voting power or (b) in the case of a partnership, more than 50% of the partnership interests, are, in each case, at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

                  "Termination Date" means the earlier of (a) April 30, 2012 or, as to any Lender for which the Termination Date is extended pursuant to
         Section 2.19, the date to which the Termination Date is so extended, and (b) the date of termination in whole of the Commitments pursuant to
         Section 2.05 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.19 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

                  "Third-Party Vendor Financing Program" means each and any arrangement by the Company or any Subsidiary of third-party vendor financing directly or indirectly for customers of the Company and its Subsidiaries, including (a) the sale of a financing business, (b) sales, dispositions, assignments, leases, licenses, conveyances or other transfers of all or any portion of the business of, and assets relating to the business of, providing billing, collection and other services in respect of finance, lease and other

         Receivables, (c) Qualified Receivables Transactions and (d) other arrangements for the indirect financing of Receivables wherein a third-party financier makes loans to Subsidiaries that are Finance SPEs in respect of Receivables generated by the Company and its Subsidiaries, whether generated prior to or during such arrangements and whether the relevant transaction is treated as on or off the Company's consolidated balance sheet (including the Program Agreement dated as of October 21, 2002 between General Electric Capital Corporation, the Company, Xerox Lease Funding, LLC and Xerox Lease Equipment LLC as thereafter amended, modified or supplemented from time to time and any other Qualified Receivables Transactions and similar arrangements for indirect financings of Receivables between the Company or any Subsidiary and General Electric Capital Corporation or any of its Affiliates).

                  "Trust Preferred Securities" means the $650.0 million aggregate liquidation amount of 8% Capital Securities of Xerox Capital Trust I and any other similar preferred securities issued by the Company and any of its Subsidiaries after the date hereof.

                  "Unissued Letter of Credit Commitment" means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrower or its specified Subsidiaries in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

                  "Unused Commitment" means, with respect to each Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus
         (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Advances made by each Issuing Bank pursuant to Section 2.03(c) that have not been ratably funded by such Lender and outstanding at such time.

                  "Utilization Fee" means, as of any date on which the aggregate principal amount of the Advances plus the Available Amount of Letters of Credit outstanding exceed 50% of the aggregate Commitments, 0.10% per annum.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly-Owned Subsidiary" means, at any time, any Subsidiary of the Company in which more than 80% (90% in the case of PARC) of the Equity is at such time directly or indirectly owned by the Company, provided, however, that "Wholly-Owned Subsidiary" shall not include any Finance SPE.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect in the United States from time to time ("GAAP"), provided that (a) if there is any change in GAAP from such principles applied in the preparation of the audited financial statements referred to in Section 4.01(e) ("Initial GAAP"), that is material in respect of the calculation of compliance with the covenants set forth in Section 5.03, the Company shall give prompt notice of such change to the Agent and the Lenders,
(b) if the Company notifies the Agent that the Company requests an amendment of any provision hereof to eliminate the effect of any change in GAAP (or the application thereof) from Initial GAAP (or if the Agent or the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP (or the application thereof), then such provision shall be applied on the basis of generally accepted accounting principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.

                                   ARTICLE II

             AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

                  SECTION 2.01. The Advances and Letters of Credit. (a) The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date of such Lender in an amount (based in respect of any Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed such Lender's Unused Commitment. Each Borrowing shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and shall consist of Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit Commitment, any Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a).

                  (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, in reliance upon the agreements of the other Lenders set forth in this Agreement, to issue letters of credit (each, a "Letter of Credit") denominated in Dollars or a Committed Currency for the account of any Borrower and its specified Subsidiaries from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in an aggregate Available Amount (based in respect of any Letters of Credit to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Issuance) (i) for all Letters of Credit issued hereunder not to exceed at any time the Letter of Credit Facility at such time and (ii) for all Letters of Credit issued by each Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment at such time and (iii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than 10 Business Days before the Termination Date, provided that no Letter of Credit may expire after the Termination Date of any Non-Consenting Lender if, after giving effect to such issuance, the aggregate Revolving Credit Commitments of the Consenting Lenders (including any replacement Lenders) for the period following such Termination Date would be less than the Available Amount of the Letters of Credit expiring after such Termination Date. Within the limits referred to above, the Borrowers may from time to time request the issuance of Letters of Credit under this Section 2.01(b). Each letter of credit listed on Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of
Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided than any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement.

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.03(c), each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by any Borrower to the Agent (and, in the case of a Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Borrowing, in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Borrowing at the Agent's address referred to in Section 9.02 or at the applicable Payment Office, as the case may be.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrowers may not select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than ten separate Borrowings.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting the Borrowing. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, such Borrower shall indemnify each Lender against any loss (excluding loss of anticipated profits), cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02, and the Agent may, in reliance upon such assumption, make available to the Borrower requesting the Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to the Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed Issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by any Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof. Each such notice by a Borrower of Issuance of a Letter of Credit (a "Notice of Issuance") shall be by telecopier or by telephone, confirmed immediately in writing, specifying therein the requested (A) date of such Issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) desired currency for such Letter of Credit, which shall be Dollars or a Committed Currency, (D) expiration date of such Letter of Credit,
(E) name and address of the beneficiary of such Letter of Credit and (F) form of such Letter of Credit, such Letter of Credit shall be issued pursuant to such application and agreement for letter of credit as such Issuing Bank and the applicable Borrower shall agree for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion (it being understood that any such form shall have only explicit documentary conditions to draw and shall not include discretionary conditions), and such Issuing Bank has not received written notice from any Lender, the Agent or the Company, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section
3.03 shall not be satisfied, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Section 3.03, make such Letter of Credit available to the applicable Borrower at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such Issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Ratable Share of the Available Amount of such Letter of Credit. Each Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the applicable Borrower on the date made, or of any reimbursement payment required to be refunded to such Borrower for any reason, which amount will be advanced, and deemed to be an Advance to such Borrower hereunder, regardless of the satisfaction of the conditions set forth in Section 3.03. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Ratable Share of the Available Amount of such Letter of Credit at each time such Lender's Revolving Credit Commitment is amended pursuant to a Commitment Increase in accordance with Section 2.18, an assignment in accordance with
Section 9.07 or otherwise pursuant to this Agreement.

                  (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by the Borrower that requested such Letter of Credit on the date made shall constitute for all purposes of this Agreement the making by any such Issuing Bank of an Advance to such Borrower which, in the case of a Letter of Credit denominated in Dollars, shall be a Base Rate Advance in the amount of such draft, and, in the case of a Letter of Credit denominated in a Committed Currency, shall be a Base Rate Advance in an amount determined by reference to the Equivalent of such drawn amount in Dollars determined on the date of such drawing, without regard to whether the making of such an Advance would exceed such Issuing Bank's Unused Commitment. Each Issuing Bank shall give prompt notice of each drawing under any Letter of Credit issued by it to the applicable Borrower and the Agent. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the applicable Borrower, each Lender shall pay to the Agent such Lender's Ratable Share of such outstanding Advance pursuant to Section 2.03(b). Each Lender acknowledges and agrees that its obligation to make Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Letter of Credit Reports. Each Issuing Bank shall furnish
(A) to the Agent and each Lender (with a copy to the Company) on the first Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit and (B) to the Agent and each Lender (with a copy to the Company) on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                  (e) Failure to Make Advances. The failure of any Lender to make the Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

                  SECTION 2.04. Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date for such Lender at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing with the quarter ended June 30, 2007, and on the Termination Date.

                  (b) Letter of Credit Fees. (i) Each Borrower shall pay to the Agent for the account of each Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit issued for the account of such Borrower and outstanding from time to time at a rate per annum equal to the sum of (x) the Applicable Margin for Eurocurrency Rate Advances in effect from time to time during such calendar quarter plus (y) the Utilization Fee, if applicable, payable in arrears quarterly on the last day of each March, June, September and December, commencing with the quarter ended June 30, 2007, and on the Termination Date; provided that the Applicable Margin shall be 2% above the Applicable Margin in effect upon the occurrence and during the continuation of an Event of Default if such Borrower is required to pay default interest on all outstanding Advances pursuant to Section 2.07(b).

                  (ii) Each Borrower shall pay to each Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum (or such lesser amount as such Issuing Bank may approve in its sole discretion) on the Available Amount of all Letters of Credit issued for the account of such Borrower by such Issuing Bank, payable in arrears quarterly on the last day of each March, June, September and December, commencing with the quarter ended June 30, 2007, and on the Termination Date, and such other commissions, issuance fees, transfer fees and other fees and charges in connection with the Issuance or administration of each Letter of Credit as such Borrower and such Issuing Bank shall agree.

                  (c) Agent's Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

                  SECTION 2.05. Termination or Reduction of the Commitments. The Company shall have the right, upon at least two Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Commitments or the Unissued Letter of Credit Commitments of the Lenders, provided, however, that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  SECTION 2.06. Repayment of Advances and Letter of Credit Drawings. (a) Advances. Each Borrower shall repay to the Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Advances made to it by such Lender and then outstanding.

                  (b) Letter of Credit Drawings. The obligations of each Borrower under any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit issued for the account of such Borrower shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by such Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by such Borrower thereof):

                  (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of such Borrower in respect of the L/C Related Documents; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.

                  SECTION 2.07. Interest on Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (x) Base Rate in effect from time to time plus (y) the Utilization Fee, if applicable, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus
         (y) the Applicable Margin in effect from time to time plus (z) the

         Utilization Fee, if applicable, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest ("Default Interest") on (i) the overdue principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause
(a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

                  SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees, if requested by the Agent, to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

                  (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Company and the Lenders, whereupon (A) the Borrower of such Eurocurrency Rate Advances will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Borrowing Minimum, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

                  (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

                  (f) If Reuters Screen LIBOR01 Page is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances after the Agent has requested such information,

                  (i) the Agent shall forthwith notify the applicable Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

                  (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the applicable Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.09. Optional Conversion of Advances. The Borrower of any Advance may on any Business Day, upon notice given to the Agent not later than 11:00 A.M.

(New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion to Eurocurrency Rate Advances and not later than 11:00 A.M. (New York City time) on the date of the proposed Conversion in the case of a Conversion to Base Rate Advances and subject to the provisions of Sections 2.08, 2.12 and 9.04(c), Convert all Advances denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

                  SECTION 2.10. Prepayments of Advances. (a) Optional. Each Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment of Advances shall be in an aggregate principal amount of not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof, and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

                  (b) Mandatory. (i) If, on any date, the Agent notifies the Company that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus the aggregate Available Amount of all Letters of Credit denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances and the Available Amount of all Letters of Credit denominated in Committed Currencies then outstanding exceeds 105% of the aggregate Revolving Credit Commitments of the Lenders on such date, the Borrowers shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Revolving Credit Commitments of the Lenders on such date.

                  (ii) Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to
Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Company and the Lenders.

                  SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change after the date hereof in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes and (ii) changes in the basis of taxation (including rates) of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof, as to both of which Section 2.14 shall govern), then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) that becomes effective after the date hereof, or any change in any such existing law, regulation, guideline or request, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Notwithstanding anything to the contrary in this Section 2.11, the Company shall not be required to compensate a Lender pursuant to this
Section 2.11 for any amounts incurred more than 270 days prior to the date that such Lender notifies the Company of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 270-day period shall be extended to include the period of such retroactive effect.

                  SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Committed Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency hereunder, (a) each Eurocurrency Rate Advance will automatically, upon such demand (i) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (ii) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.13. Payments and Computations. (a) Each Borrower shall make each payment required to be made by such Borrower hereunder (except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency), irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. Dollars to the Agent at the applicable Agent's Account in same day funds. Each Borrower shall make each payment required to be made by such Borrower hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Agent, by deposit of such funds to the applicable Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.04(b), 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18 or an extension of the Termination Date pursuant to Section 2.19 and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the

Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender by such Borrower is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

                  (c) All computations of interest based on the Base Rate (other than when the Base Rate is determined by reference to the Federal Funds Rate) shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Committed Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies.

                  (f) To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.13, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Committed Currency or from Dollars to a Committed Currency or from a Committed Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.13; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.13(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that each Borrower agrees to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.13(f) paid by such Borrower.

                  SECTION 2.14. Taxes. (a) Any and all payments by each Borrower to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with
Section 2.13 or the applicable provisions of such other documents, free and clear of and without deduction for any and all Indemnified Taxes. If any Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder, excluding, however, such taxes imposed as a result of an assignment (other than an assignment that occurs as a result of the Company's demand) or participation (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Indemnified Taxes or Other Taxes imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. The written demand shall include the original or a copy of a receipt or a demand issued by the relevant governmental authority evidencing such payment or demanding such payment, together with a certificate setting forth the amount of such Indemnified Taxes or Other Taxes and, in reasonable detail, the calculation and basis for such Indemnified Taxes or Other Taxes.

                  (d) Within 30 days after the date of any payment of Indemnified Taxes by a Borrower to a governmental authority, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Company, shall provide each of the Agent and the Company with two duly completed original Internal Revenue Service Forms W-8BEN, W-8ECI or W-8IMY, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. For purposes of this subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (f) Should a Lender become subject to Excluded Taxes because of its failure to deliver a form, certificate or other document described in
Section 2.14(e), the Company shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Excluded Taxes.

                  (g) Any Lender that is entitled to an exemption from or reduction of withholding tax imposed by any jurisdiction other the United States (a "Foreign Jurisdiction") with respect to payments under this Agreement shall deliver to the relevant Borrower (with a copy to the Agent) within 15 Business Days following receipt of the written notice referred to below, such properly completed and executed documentation as is reasonably requested by such Borrower or the Agent in order to permit such payments to be made with the benefit of such exemption or reduction (and shall make application to the relevant governmental authority for exemption or reduced rates if it is the party required by law to do so), provided, however, that such Lender has received written notice from such Borrower or the Agent identifying the requirements for such exemption or reduction, supplying all applicable documentation and specifying the time period within which documentation is to be provided under this Section 2.14(g) (or such application is to be made). Without limiting the Lenders' obligations under the preceding sentence, each Lender agrees that it will, without material cost or other material disadvantage (as determined in such Lender's good faith judgment), cooperate with such Borrower to minimize the applicable withholding tax burdens in such Foreign Jurisdiction. If any Lender becomes subject to any Tax because it fails to comply with this Section 2.14(g), each Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Tax. The Agent agrees that it will provide administrative and ministerial assistance to each relevant Borrower with respect to any payments made by such Borrower to the Lenders, and the calculation, reporting, withholding and remitting of any Taxes imposed by such Foreign Jurisdiction to the appropriate governmental authority. Notwithstanding the foregoing, (i) the Borrowers shall retain primary responsibility for ascertaining the requirements of applicable law and providing to the Lenders the written notice described in the first sentence of this Section 2.14(g), and (ii) no failure by the Agent to meet any obligations under this Section 2.14(g) shall operate to excuse any Borrower from its obligations to the Lenders under this
Section 2.14(g). In all events, as between the Company and the Agent, the Company shall make all final decisions concerning whether payments to a Lender are subject to any withholding.

                  (h) If the Agent or a Lender (or an assignee) determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.14 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant governmental authority with respect to such refund).

                  (i) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than (x) as payment of an Advance made by an Issuing Bank pursuant to the first sentence of Section 2.03(c) or (y) pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its Ratable Share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time hereunder, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender to such Borrower, such Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

                  (b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from such Borrower hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

                  SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Company and its Subsidiaries.

                  SECTION 2.18. Increase in the Revolving Credit Commitments.
(a) The Company may, at any time but in any event not more than twice in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Revolving Credit Commitments be increased by an amount of $50,000,000 or an integral multiple of $5,000,000 in excess thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Agent; provided, however that
(i) in no event shall the aggregate amount of the Revolving Credit Commitments at any time exceed $2,500,000,000 and (ii) on the date of any request by the Company for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Article III shall be satisfied.

                  (b) The Agent shall promptly notify the Lenders of a request by the Company for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date (which shall be earlier than the Increase Date) by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Revolving Credit Commitments (the "Commitment Date"). Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Revolving Credit Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Revolving Credit Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Company and the Agent.

                  (c) Promptly following each Commitment Date, the Agent shall notify the Company as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Company may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Revolving Credit Commitment of each such Eligible Assignee shall be in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.18(b) (each such Eligible Assignee, an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Revolving Credit Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

                  (i) an opinion of counsel for the Company (which may be in-house counsel), in substantially the form of Exhibit E hereto;

                  (ii) an assumption agreement from each Assuming Lender, if any, in form and substance reasonably satisfactory to the Company and the Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Agent and the Company; and

                  (iii) confirmation from each Increasing Lender of the increase in the amount of its Revolving Credit Commitment in a writing reasonably satisfactory to the Company and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender's ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender's ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender's ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Revolving Credit Commitments (without giving effect to the relevant Commitment Increase). After the Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Advances owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase).

                  SECTION 2.19. Extension of Termination Date. (a) At least 60 days but not more than 90 days prior to either or both of the first and second anniversaries of the Effective Date, the Company, by written notice to the Agent, may request an extension of the Termination Date in effect at such time by one year from its then scheduled expiration. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 20 days prior to such anniversary date, notify the Company and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Company in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to such anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Company not later than 15 days prior to such anniversary date of the decision of the Lenders regarding the Company's request for an extension of the Termination Date.

                  (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.19, the Termination Date in effect at such time shall, effective as at the applicable anniversary date (the "Extension Date") and subject to the satisfaction of the conditions set forth in
Section 3.03, be extended for one year. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.19, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.19, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.19 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.19 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Company, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Termination Date.

                  (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.19, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Extension Date of the amount of the Non-Consenting Lenders'

Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Company and the Agent. If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Company may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

                  (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

                  (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

                  (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07 for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.11,
2.14 and 9.04, and its obligations under Section 8.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Company and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and the Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.19 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                  (d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.19) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Company, and, subject to the satisfaction of the conditions set forth in Section 3.03, the Termination Date then in effect shall be extended for the additional one-year period as described in subsection (a) of this Section 2.19, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness. This amendment and restatement of the Existing Credit Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) Except for the Disclosed Matters, no Material Adverse Change shall have occurred and be continuing since December 31, 2006.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) except for the Disclosed Matters, could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

                  (c) The Company shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

                  (d) The Company shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent (but not other Lenders)) required to be paid by it.

                  (e) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

                           (i) The representations and warranties contained in
                  Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event has occurred and is continuing that
                  constitutes a Default.

                  (f) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                           (i) The Notes to the order of the Lenders to the
                  extent requested by any Lender pursuant to Section 2.16.

                           (ii) Certified copies of the resolutions of the board
                  of directors or other governing body of the Initial Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate or similar action and governmental approvals, if any, with respect to this Agreement and the Notes.

                           (iii) A certificate of the Secretary or an Assistant
                  Secretary of the Initial Borrower certifying the names and true signatures of the officers of the Initial Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                           (iv) Favorable opinions of (A) Skadden, Arps, Slate,
                  Meagher & Flom LLP, counsel for the Initial Borrower, and (B) Samuel K. Lee, Associate General Counsel, Corporate, Finance and Ventures of the Initial Borrower, substantially in the form of Exhibits D-1 and D-2 hereto, respectively.

                           (v) A favorable opinion of Shearman & Sterling LLP,
                  counsel for the Agent, in form and substance satisfactory to the Agent.

                  SECTION 3.02. Initial Advance to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary is subject to the receipt by the Agent on or before the date that is at least five days prior to the proposed date of such initial Advance of each of the following, in form and substance reasonably satisfactory to the Agent and dated such date, and (except for the Notes) in sufficient copies for each
Lender:

                  (a) The Notes of such Designated Subsidiary to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

                  (b) Certified copies of the resolutions of the board of directors or other governing body of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement, its Designation Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                  (c) A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign its Designation Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.

                  (d) A certificate signed by a duly authorized officer of the Company, certifying that such Designated Subsidiary has obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Designated Subsidiary to execute and deliver its Designation Agreement and the Notes to be delivered by it and to perform its obligations hereunder and thereunder.

                  (e) A Designation Agreement duly executed by such Designated Subsidiary and the Company.

                  (f) Favorable opinions of counsel (which may be in-house counsel) to such Designated Subsidiary substantially in the form of Exhibit D-3 hereto, and as to such other matters as any Lender through the Agent may reasonably request.

                  (g) Favorable opinions of counsel to the Company as to the enforceability of Article VII hereof.

                  (h) Such other approvals, opinions or documents as any Lender, through the Agent may reasonably request.

                  SECTION 3.03. Conditions Precedent to Each Borrowing, Issuance, Commitment Increase and Extension Date. The obligation of each Lender to make an Advance (other than an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing, the obligation of each Issuing Bank to issue a Letter of Credit, each Commitment Increase and each extension of Commitments pursuant to Section 2.19 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, such issuance, the applicable Increase Date or the applicable Extension Date (as the case may be) (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance, request for Commitment Increase or request for Commitment extension and the acceptance by any Borrower of the proceeds of such Borrowing, such issuance, such Increase Date or such extension of Commitments shall constitute a representation and warranty by such Borrower that on the date of such Borrowing, such issuance or such Increase Date or such Extension Date such statements are true):

                  (i) the representations and warranties contained in Section
         4.01 (except, in the case of Borrowings and issuances, the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof) are correct on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true on and as of such earlier date), before and after giving effect to such Borrowing, such issuance, such Commitment Increase or such extension of Commitments and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Borrowing or issuance shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of such Borrowing or such issuance, before and after giving effect to such Borrowing, such issuance, such Commitment Increase or such extension of Commitments and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true on and as of such earlier date), and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing, such issuance, such Commitment Increase or such extension of Commitments or from the application of the proceeds therefrom, that constitutes a Default, and (b) if such Borrowing or issuance shall have been requested by a Designated Subsidiary that is a Foreign Subsidiary, it shall not be illegal or contravene any law or regulation for any Lender to make, maintain or participate in such Borrowing or issuance.

                  SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date or the date of the initial Advance to the applicable Designated Subsidiary, as the case may be, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date and each date of initial Advance to a Designated Subsidiary, as applicable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

                  (a) The Initial Borrower is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization.

                  (b) The execution, delivery and performance by the Initial Borrower of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Initial Borrower's corporate or similar powers, have been duly authorized by all necessary corporate or similar action, and do not contravene (i) the Initial Borrower's organizational documents or by-laws, (ii) any law applicable to the Initial Borrower or (iii) any indenture or other agreement governing Debt or other material agreement or other instrument binding upon the Company, any of its Subsidiaries or any of their properties, or give rise to a right thereunder to require the Company or any of its Subsidiaries to make any payment thereunder.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Initial Borrower of this Agreement or the Notes to be delivered by it, except as have been obtained or made and are in full force and effect or where the failure to obtain the same would not have a Material Adverse Effect.

                  (d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Initial Borrower. This Agreement is, and each of the Notes to which it is a party, when delivered hereunder will be, the legal, valid and binding obligation of the Initial Borrower enforceable against the Initial Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (e) The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2006, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, duly certified by the chief financial officer of the Company, copies of which have been furnished to each Lender, fairly present, in all material respects, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Except for the Disclosed Matters, no Material Adverse Change has occurred and is continuing since December 31, 2006.

                  (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that
         (i) except for the Disclosed Matters, could reasonably be expected to result in a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

                  (g) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the applicable Borrower only or of such Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(d) or subject to any restriction contained in any agreement or instrument between such Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(d) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                  (h) No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (i) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of the Company or any other Borrower to the Agent or any Lender in connection with the negotiation and syndication of this Agreement or pursuant to the terms of this Agreement (as modified or supplemented by other information so furnished, when taken together as a whole and with the Disclosed Matters) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading in any material respect, provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Company will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Environmental Laws and the Patriot Act, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (y) as to which failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates; provided, however, that the Company and its Subsidiaries may self-insure to the extent it determines in its good faith reasonable business judgment that such insurance is consistent with prudent business practice.

                  (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the foregoing shall not prohibit (i) any merger or consolidation permitted under Section 5.02(b) or any liquidation or dissolution of any Subsidiary that is not a Borrower, or (ii) failures (other than with respect to the existence of any Borrower) that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (e) Visitation Rights. At any reasonable time and from time to time during normal business hours, permit the Agent or any of the Lenders or any agents or representatives thereof (other than financial advisors or similar persons), to examine and make abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants (in the presence of the officers of the Company or such Subsidiary); provided that (a) except as provided in Section 9.04 hereof, any inspection by any Lender or the Agent or any such representative shall be at such Lender's or the Agent's own expense, as applicable, (b) the Lenders shall coordinate the timing of their inspections and provide reasonable notice thereof and (c) unless an Event of Default shall have occurred and be continuing, such inspections, visitations and/or examinations shall be limited to once during any calendar year for each Lender.

                  (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in a manner sufficient to enable the Company to prepare consolidated financial statements in accordance with GAAP.

                  (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where all failures to do so could not reasonably be expected to have a Material Adverse Effect.

                  (h) Transactions with Affiliates. Conduct, and cause each of its Wholly-Owned Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms no less favorable in any material respect to the Company or such Subsidiary than it would obtain in its good faith judgment in a comparable arm's-length transaction with a Person not an Affiliate, except for: (i) transactions between the Company and its Subsidiaries or between the Company's Subsidiaries; (ii) any compensation or similar arrangements approved by the board of directors or other governing body of the Company or the respective Subsidiary or entered into in the ordinary course of business; (iii) issuances of Equity Securities of the Company; (iv) transactions existing on the date hereof; and (v) transactions with Fuji Xerox, Xerox Capital Services, LLC, any Finance SPE or any Subsidiary, joint venture or other arrangement created in connection with any Third-Party Vendor Financing Program or any other receivables financing, and the provision of billing, collection and other services in connection with the foregoing.

                  (i) Reporting Requirements. Furnish to the Agent for distribution to each Lender:

                           (i) as soon as available and in any event within 60
                  days after the end of each of the first three quarters of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by a Financial Officer as having been prepared in accordance with GAAP and a certificate of a Financial Officer certifying whether or not any Responsible Officer has knowledge as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03;

                           (ii) as soon as available and in any event within 90
                  days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion without qualification by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and a certificate of a Financial Officer certifying whether or not any Responsible Officer has knowledge as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03;

                           (iii) promptly after a Responsible Officer has
                  knowledge of the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

                           (iv) promptly after the filing thereof, copies of all
                  periodic reports, proxy statements and current reports on Form 8-K that the Company files with the SEC;

                           (v) promptly after a Responsible Officer has
                  knowledge of the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(f); and

                           (vi) such other information regarding the operations,
                  business affairs and financial condition of the Company or any of its Subsidiaries, or regarding compliance with this Agreement, as any Lender through the Agent may from time to time reasonably request;

                  The Company shall be deemed to have delivered the financial statements and other information referred to in subclauses (i), (ii),
         (iv) and (v) of this Section 5.01(i), when (A) such SEC filings, financials or other information have been posted on the Internet website of the SEC (http://www.sec.gov) or on the Company's own internet website as previously identified to the Agent and Lenders and
         (B) the Company has notified the Agent by electronic mail of such posting. If the Agent or a Lender requests such SEC filings, financial statements or other information to be delivered to it in hard copies, the Company shall furnish to the Agent or such Lender, as applicable, such statements accordingly, provided that no such request shall affect that such SEC filings, financial statements or other information have been deemed to have been delivered in accordance with the terms of the immediately preceding sentence.

                  (j) Covenant to Guarantee Obligations. (i) On any date after the Effective Date that any Domestic Subsidiary incurs any Debt of the types described in clause (g) or (h) of the definition of "Debt" in respect of Guaranteed Debt (as defined in the definition of "Debt") for borrowed money of the Company having an outstanding principal amount of more than $100,000,000, or (ii) on any date after the Effective Date following a written request by the Company to the Agent stating the Company's intention to add a Guarantor hereunder, then the Company shall, at its own expense:

                           (A) promptly and in any event within 10 Business Days
                  after such incurrence, cause each such Domestic Subsidiary to duly execute and deliver to the Agent a guaranty, in form and substance reasonably satisfactory to the Agent, guaranteeing the obligations of the Borrowers under this Agreement and the Notes (x) in the case of clause (i) above, to the same extent as such Domestic Subsidiary guarantees such Guaranteed Debt for borrowed money of the Company, or (y) in the case of clause (ii) above, pursuant to a guaranty that is substantially similar to Article VII hereof and in form and substance reasonably satisfactory to the Agent; and

                           (B) upon the request of the Agent in its sole
                  discretion, deliver to the Agent within 30 days after such request a signed copy of a favorable opinion, addressed to the Agent and the Lenders, of counsel for such Domestic Subsidiary reasonably acceptable to the Agent as to such guaranties, guaranty supplements, being legal, valid and binding obligations of each Domestic Subsidiary party thereto enforceable in accordance with their terms.

         provided, however, that any guaranty by a Domestic Subsidiary shall be terminated upon the request of the Company delivered to the Agent, provided that any guaranty delivered in accordance with Section 5.01(j)(i) shall be terminated only upon delivery by the Company to the Agent of evidence of (x) the payment in full and satisfaction of all of the obligations relating to the Guaranteed Debt for borrowed money of the Company that caused the incurrence of Debt by such Domestic Subsidiary or (y) the release and discharge in full of the guaranty in respect of such Guaranteed Debt.

                  SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Company will not:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of its Material Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Material Subsidiaries to assign, any right to receive income, in each case to secure Debt of any Person, other than:

                           (i)  Permitted Liens;

                           (ii) (x) the Liens existing on the Effective Date and
                  described on Schedule 5.02(a) hereto and (y) other Liens existing on the Effective Date that secure Debt existing on the date hereof the aggregate outstanding principal amount of which does not exceed $50,000,000;

                           (iii) Liens under any Qualified Receivables
                  Transaction or Third-Party Vendor Financing Programs, of which not more than $500,000,000, in the aggregate outstanding at any time secured by such Liens, may be treated as off the Company's Consolidated balance sheet;

                           (iv) purchase money Liens upon or in any real
                  property, equipment or any fixed or capital assets acquired or held by the Company or any Material Subsidiary to secure the purchase price of such property, equipment or assets or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of such property, equipment or assets, in each case created within 180 days of any such acquisition or the completion of such construction or improvement, or Liens existing on such property, equipment or assets at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property), or Liens securing capital lease obligations;

                           (v) any Lien existing on any property before the
                  acquisition thereof by the Company or any Subsidiary of the Company, and Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Material Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary;

                           (vi) other Liens securing Debt which, together with
                  Debt permitted under Section 5.02(c)(viii) below, does not exceed (without duplication) at the time such Lien is created an aggregate principal amount of $750,000,000 outstanding, of which not more than $350,000,000 may secure outstanding Debt of the Company and its Material Subsidiaries that are Domestic Subsidiaries;

                           (vii) the replacement, extension or renewal of any
                  Lien permitted by clause (ii), (iv) or (v) above upon or in the same property theretofore subject thereto, provided that the replacement, extension or renewal of the Debt secured thereby shall have occurred without any (A) increase in the amount thereof other than to finance fees and expenses incurred in connection with such extension, renewal, refinancing or replacement, or (B) change in any direct or contingent obligor thereunder; and

                           (viii) Liens securing Debt owing to the Company or
                  any of its Subsidiaries.

                  (b) Mergers, Etc. Merge or consolidate with or into any Person, or permit any of its Material Subsidiaries to do so, except:

                           (i) mergers between the Company and its Subsidiaries
                  in which the Company is the surviving entity;

                           (ii) mergers between Subsidiaries of the Company,
                  provided that if one of such Subsidiaries is a Borrower hereunder, the surviving entity is, or becomes, a Borrower hereunder;

                           (iii) mergers with a third-party in which the Company
                  is the surviving entity or where the surviving entity is, or becomes, a Subsidiary of the Company;

                           (iv) mergers of a Subsidiary of the Company with a
                  third-party as part of a sale or other disposition of all or any part of such Subsidiary not prohibited by Section 5.02(d); and

                           (v) liquidations of any Subsidiary of the Company;
                  provided that, if such Subsidiary is a Borrower, its parent is or becomes a Borrower;

         provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (c) Subsidiary Debt. Permit any of its Wholly-Owned Subsidiaries that are not Guarantors to create or suffer to exist any Debt, other than:

                           (i) Debt in connection with Qualified Receivables
                  Transactions and Third-Party Vendor Financing Programs;

                           (ii) Debt existing on the Effective Date;

                           (iii) Debt owed to the Company or to any Subsidiary
                  of the Company;

                           (iv) Debt (including, without limitation, capital
                  leases) incurred solely for the purpose of financing the acquisition, construction or improvement of any real property, business, equipment or fixed or capital asset acquired or held by the

                  Company or any Subsidiary, in each case incurred within 180 days of any such acquisition, construction or improvement;

                           (v) Debt secured by Liens permitted under Section
                  5.02(a)(v) and Debt existing at the time any Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company;

                           (vi) Debt incurred by Foreign Subsidiaries for
                  working capital purposes or otherwise in the ordinary course of business (but excluding, in any event, any public capital markets Debt);

                           (vii) Debt in respect of acceptances, letters of
                  credit or similar extensions of credit that (A) do not support obligations for borrowed money prohibited hereby and (B) are not drawn upon (or, if drawn upon, are reimbursed within five Business Days following payment thereof);

                           (viii) other Debt which, together with Debt secured
                  by Liens permitted under Section 5.02(a)(vi) above, does not exceed (without duplication) at the time such Debt is incurred an aggregate principal amount of $750,000,000 outstanding, of which not more than $350,000,000 outstanding may be incurred by Wholly-Owned Subsidiaries that are Domestic Subsidiaries;

                           (ix) indorsement of negotiable instruments for
                  deposit or collection or similar transactions in the ordinary course of business;

                           (x) Debt arising from the honoring by a bank or other
                  financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five Business Days of incurrence;

                           (xi) Debt under direct or indirect guarantees in
                  respect of, or obligations (contingent or otherwise) to purchase or acquire, or otherwise to assure a creditor against loss in respect of, Debt of another Wholly-Owned Subsidiary of the Company not prohibited by this Section 5.02(c);

                           (xii) Debt extending the maturity of, or refunding or
                  refinancing, in whole or in part, the Debt existing or permitted to be incurred under clauses (ii), (iv) and (v) above or Debt incurred by a Finance SPE, provided that such extension, renewal, refinancing or replacement shall have occurred without (A) increase in the amount thereof other than to finance fees and expenses incurred in connection with such extension, renewal, refinancing or replacement, or (B) unless the Debt extending, renewing, refinancing or replacing secured Debt is unsecured, any change in any direct or contingent obligor thereunder; and

                           (xiii) Debt under this Agreement and the Notes.

                  (d) Sale of All or Substantially All Assets. Sell, lease, transfer or otherwise dispose of all or substantially all of its assets, in each case for the Company and the Company and its Subsidiaries taken as a whole, except in connection with (i) a transaction authorized by Section 5.02(b) or (ii) any Qualified Receivables Transaction or Third-Party Vendor Financing Programs.

                  (e) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Material Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Material Subsidiaries
         (x) to create or permit to exist any Lien on any of its property or (y) to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or make investments in, the Company or any Material Subsidiary of the Company (including through a covenant restricting dividends, loans, asset transfers or investments or a financial covenant which has the effect thereof), except (i) restrictions, limitations, conditions and prohibitions existing on the date hereof, (ii) restrictions, limitations, conditions and prohibitions under or imposed by any indenture, agreement or instrument existing on the date hereof (including this Agreement) and any similar indentures, agreements or instruments to the extent such restrictions, limitations conditions and prohibitions are no more restrictive than those set forth in such existing indentures, agreements or instruments, (iii) any agreement in effect at the time a Person first became a Material Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Material Subsidiary of the Company, (iv) any restrictions consisting of customary provisions restricting assignment, subletting or other transfers contained in leases, licenses and joint ventures and other agreements so long as such restrictions do not extend to assets other than those that are the subject of such lease, license, joint venture or other agreement, (v) restrictions with respect to any asset or Subsidiary of the Company pending the close of the sale of such asset or such Subsidiary, (vi) any restriction or encumbrance on the transfer of any assets subject to the Liens permitted by Section 5.02(a), (vii) under applicable law (including at the direction of any regulatory agency or department), or (viii) restrictions, limitations, conditions and prohibitions imposed in respect of the types of assets subject to, and any other restrictions consisting of customary provisions in connection with, any Third-Party Vendor Financing Program or any Qualified Receivables Transaction.

                  (f) Speculative Hedge Agreements. Engage, or permit any of its Material Subsidiaries to engage, in any transaction involving Hedge Agreements except in the ordinary course of business and not for speculative purposes.

                  (g) Change in Nature of Business. Engage, together with its Wholly-Owned Subsidiaries (other than IP Companies), in any business as their principal lines of business, taken as a whole, other than the principal lines of business engaged in by the Company and its Subsidiaries, taken as a whole, on the date hereof and similar or related businesses. For purposes of the foregoing, "IP Company" means any Person, whether now existing or hereafter formed, in which the Company or any of its Wholly-Owned Subsidiaries owns or acquires any Equity Interests, which Person has, as its sole primary business, one or more of the following: (i) research and development, (ii) the generation or management of intellectual property, (iii) the commercialization or maximization of the value of intellectual property developed by or transferred to such Person by the Company or one or more of its Wholly-Owned Subsidiaries, and (iv) activities incidental thereto.

                  SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Company will, with respect to each Fiscal Quarter occurring after the date hereof:

                  (a) Leverage Ratio. Maintain a ratio of Debt for Borrowed Money as of the end of such Fiscal Quarter to Consolidated EBITDA for the period of four Fiscal Quarters then ended of not greater than the amount set forth below for each period set forth below:

                  ----------------------------------------------- ------------
                  Fiscal Quarter(s) ended                            Ratio
                  ----------------------------------------------- ------------
                  On or prior to June 30, 2007                       4.00:1
                  ----------------------------------------------- ------------
                  September 30, 2007 through December 31, 2007       3.75:1
                  ----------------------------------------------- ------------
                  March 31, 2008 through December 31, 2008           3.50:1
                  ----------------------------------------------- ------------
                  March 31, 2009 and thereafter                      3.25:1
                  ----------------------------------------------- ------------


                  (b) Interest Coverage Ratio. Maintain a ratio of Consolidated EBITDA to Consolidated Interest Expense, in each case for the period of four Fiscal Quarters then ended of not less than 3.00:1.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Company or any other Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Company or any other Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

                  (b) Any representation or warranty made by any Borrower herein or by any Borrower in connection with this Agreement or by any Designated Subsidiary in the Designation Agreement pursuant to which such Designated Subsidiary became a Borrower hereunder shall prove to have been incorrect in any material respect when made; or

                  (c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) (with respect to any Borrower), (h), (i)(iii) or (i)(v), 5.02 or 5.03, (ii) the Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(i)(i), (ii), (iv) or (vi) if such failure shall remain unremedied for five Business Days after written notice thereof shall have been given to the Company by the Agent at the request of any Lender, or (iii) the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent at the request of any Lender; or

                  (d) The Company or any of its Wholly-Owned Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount, or net obligations in respect of Hedge Agreements, of at least $100,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Wholly-Owned Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt or Hedge Agreement obligations and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or Hedge Agreement obligations; or any such Debt or Hedge Agreement obligations shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption, or in the case of secured Debt that becomes due as a result of a voluntary sale or transfer of the property securing such Debt), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt or Hedge Agreement obligations shall be required to be made (other than in the case of secured Debt that becomes due as a result of a voluntary sale or transfer of the property securing such
         Debt), in each case prior to the stated maturity thereof; or

                  (e) The Company, any of its Material Subsidiaries or any other Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company, any of its Material Subsidiaries or any other Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company, any of its Material Subsidiaries or any other

         Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Judgments or orders for the payment of money in excess of $100,000,000 in the aggregate shall be rendered against the Company or any of its Wholly-Owned Subsidiaries and either (i) enforcement proceedings to attach or levy upon any assets of the Company or its Wholly-Owned Subsidiaries shall have been commenced by any creditor to enforce such judgment or order or (ii) such judgment or order shall not be discharged and there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be subject to this
         Section 6.01(f) to the extent and for so long as (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (y) such insurer, which shall be rated at least "A-" by A.M. Best Company, has been notified of, and has not denied in writing the claim made for payment of, the amount of such judgment or order; or

                  (g) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company, together with individuals who were either (x) elected by a majority of the remaining members of the board of directors of the Company, (y) nominated for election by a majority of the remaining members of the board of directors of the Company or (z) appointed by directors so nominated, shall cease for any reason to constitute a majority of the board of directors of the Company; or

                  (h) The Company or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $100,000,000 in the aggregate in any year as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

                  (i) so long as any Subsidiary of the Company is a Borrower, any provision of Article VII shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing; or

                  (j) so long as any Subsidiary of the Company is a Borrower, 80% (90% in the case of PARC) of the Equity Interest of such Borrower shall for any reason cease to be owned, directly or indirectly, by the Company;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make

Advances (other than Advances to be made by a Lender pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any other Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Advances to be made by a Lender pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to
Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders and not more disadvantageous to the Borrowers than clause (a); provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, an amount equal to the aggregate Available Amount of all outstanding Letters of Credit shall be immediately due and payable to the Agent for the account of the Lenders without notice to or demand upon the Borrowers, which are expressly waived by each Borrower, to be held in the L/C Cash Deposit Account. If at any time an Event of Default is continuing the Agent determines that any funds held in the L/C Cash Deposit Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be returned to the Borrowers.

                                   ARTICLE VII

                                    GUARANTY

                  SECTION 7.01. Unconditional Guaranty. The Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or any Lender in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by such Borrower to the Agent or any Lender under or in respect of this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

                  SECTION 7.02. Guaranty Absolute. (a) The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation, decree or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The obligations of the Company under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of this Agreement, any Note or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement and the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement and the Notes or any other assets of any Borrower or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

                  (f) any failure of the Agent or any Lender to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to the Agent or such Lender (the Company waiving any duty on the part of the Agent and the Lenders to disclose such information);

                  (g) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the Company or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety (other than payment of such Guaranteed Obligations).

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

                  SECTION 7.03. Waivers and Acknowledgments. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

                  (b) The Company hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) The Company hereby unconditionally and irrevocably waives
         (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder (other than payment of such Guaranteed Obligations).

                  (d) The Company hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of its Subsidiaries now or hereafter known by the Agent or such Lender.

                  (e) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

                  SECTION 7.04. Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Agent and the Lenders, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and the Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Company shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Agent and the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Guaranty.

                  SECTION 7.05. Subordination. The Company hereby subordinates any and all debts, liabilities and other obligations owed to the Company by any Borrower (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.05:

                  (a) Prohibited Payments, Etc. Except during the continuance of an Event of Default for which the Agent has notified the Company that remedies will be exercised pursuant to this Agreement (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Company may receive regularly scheduled payments from such Borrower on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower) for which the Agent has notified the Company that remedies will be exercised pursuant to this Agreement, however, unless the Required Lenders otherwise agree, the Company shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to such Borrower, the Company agrees that the Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before the Company receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Event of Default for which the Agent has notified the Company that remedies will be exercised pursuant to this Agreement (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Company shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Agent and the Lenders and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Company under the other provisions of this Guaranty.

                  (d) Agent Authorization. After the occurrence and during the continuance of any Event of Default for which the Agent has notified the Company that remedies will be exercised pursuant to this Agreement (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Agent is authorized and empowered (but without any obligation to so do), in its discretion,
         (i) in the name of the Company, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Company (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

                  SECTION 7.06. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07.

                                  ARTICLE VIII

                                    THE AGENT

                  SECTION 8.01. Authorization and Action. Each Lender (in its capacities as a Lender and Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Company or any other Borrower pursuant to the terms of this Agreement.

                  SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.18 or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this

Agreement on the part of any Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Company or any other Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Company or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

                  SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. Indemnification. (a) Each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

                  (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Ratable Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Company under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Company.

                  (c) The failure of any Lender to reimburse the Agent or any Issuing Bank promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or any Issuing Bank for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or any Issuing Bank for such other Lender's Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. Each of the Agent and each Issuing Bank agrees to return to the Lenders their respective Ratable Shares of any amounts paid under this
Section 8.05 that are subsequently reimbursed by the Company.

                  SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, provided that, unless an Event of Default has occurred and is continuing, such successor Agent shall be reasonably satisfactory to the Company .. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be (i) a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000, and (ii) unless an Event of Default has occurred and is continuing, reasonably satisfactory to the Company. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 8.07. Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out duties of the Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Company, each other Borrower and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

                  SECTION 8.08. Other Agents. Each Lender hereby acknowledges that neither the documentation agent nor any other Lender designated as any "Agent" on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all affected Lenders, do any of the following:
(a) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (b) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder other than in accordance with Section 2.19, (c) increase the Commitments of the Lenders other than in accordance with Section 2.18 or extend the Commitments of the Lenders other than in accordance with Section 2.19, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (e) release the Company from any of its obligations under Article VII or (f) amend this Section 9.01; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note, and (y) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

                  SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier communication) and mailed, telecopied or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), if to the Company or any other Borrower, at the Company's address at 800 Long Ridge Road, Stamford, Connecticut 06904, Attention: Vice President and Treasurer (fax no. 203-968-3519), with a copy to General Counsel (fax no. (203) 968-3446); if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption

Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Company or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent, provided that materials required to be delivered pursuant to
Section 5.01(i)(i), (ii) or (iv) shall be delivered to the Agent as specified in
Section 9.02(b) or as otherwise specified to any Borrower by the Agent. All such notices and communications shall, when mailed, telecopied or e-mailed, be effective when deposited in the mails, telecopied or confirmed by e-mail, respectively, except that notices and communications to the Agent pursuant to
Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  (b) So long as Citibank or any of its Affiliates is the Agent, materials required to be delivered pursuant to Section 5.01(i)(i), (ii) and (iv) shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Company agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby except notices pursuant to Article II (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the "Platform"). The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

                  (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall

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

operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Company agrees to pay on demand all documented reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all out-of-pocket costs and expenses of the Agent and the Lenders, if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

                  (b) The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses (other than lost profits), liabilities and documented out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or Letters of Credit or (ii) the actual or alleged presence of Hazardous Materials on any property of the Company or any of its Subsidiaries or any Environmental Action relating in any way to the Company or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Company also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

                  (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or

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

for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 9.07(a) or (ii) as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses (other than lost profits), costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. If the amount of the Committed Currency purchased by any Lender in the case of a Conversion or exchange of Advances in the case of Section 2.08 or 2.12 exceeds the sum required to satisfy such Lender's liability in respect of such Advances, such Lender agrees to remit to the applicable Borrower such excess.

                  (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default under Section 6.01(a) or (b) (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower now or hereafter existing under this Agreement to such Lender and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company or the applicable Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and assigns, except that neither the Company nor any other Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

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

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may, with the consent of each Issuing Bank and the Agent and, so long as no Event of Default has occurred and is continuing, the Company (which consents shall not be unreasonably withheld or delayed) and, if demanded by the Company (at any time following a demand by such Lender pursuant to Section 2.11 or 2.14) upon at least five Business Days' notice to such Lender and the Agent shall, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, its Unissued Letter of Credit Commitment, the Advances owing to it, its participations in Letters of Credit and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of (x) the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) the Unissued Letter of Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in each case, unless the Company and the Agent otherwise agree, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either a Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Company, such recordation fee shall be payable by the Company except that no such recordation fee shall be payable in the case of an assignment made at the request of the Company to an Eligible Assignee that is an existing Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.11, 2.14 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released

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

from its obligations (other than its obligations under Section 8.05 to the extent any claim thereunder relates to an event arising prior to such assignment) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Borrower or the performance or observance by the Company or any other Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, and duly approved by the Company (to the extent such approval is required in accordance with this Section 9.07), the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

                  (d) The Agent, acting for this purpose as an agent of the Company and the other Borrowers, shall maintain at its address referred to in
Section 9.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and the other Borrowers, the Agent and the Lenders shall treat each

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

Person (other than a participant) whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Company , the other Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Company or any other Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, provided that as a pre-condition to being permitted to provide such approval or consent, the name and address of such participant must be recorded in the register in accordance with subsection (d) above as though such participant were an assignee.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Lender by or on behalf of the Company; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Company Information relating to the Company received by it from such Lender.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.08. Confidentiality. Neither the Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Company or any of its Subsidiaries furnished to the Agent or the Lenders by the Company or any of its Subsidiaries (such information being referred to collectively herein as the "Company Information"), except that each of the Agent and each of the Lenders may disclose Company Information (i) to its and its affiliates' employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such

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

Company Information and instructed to keep such Company Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.08, to any assignee or participant or prospective assignee or participant, (vii) to the extent such Company Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.08 by the Agent or such Lender, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Company, the Agent or another Lender and (viii) with the consent of the Company.

                  SECTION 9.09. Designated Subsidiaries. (a) Designation. The Company may at any time, and from time to time, upon not less than 15 Business Days' notice in the case of any direct or indirect Wholly-Owned Subsidiary so designated after the Effective Date, notify the Agent that the Company intends to designate a Subsidiary as a "Designated Subsidiary" for purposes of this Agreement. On or after the date that is 15 Business Days after such notice, upon delivery to the Agent and each Lender of a Designation Letter duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit F hereto, such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of the Company's notice of such pending designation by the Company and the identity of the respective Subsidiary. Following the giving of any notice pursuant to this Section 9.07(a), if the designation of such Designated Subsidiary obligates the Agent or any Lender to comply with "know your customer", the Patriot Act or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations.

                  If the Company shall designate as a Designated Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender, subject to Section 2.14(f), may, with notice to the Agent and the Company, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Designated Subsidiary (and such Lender shall, to the extent of Advances made to and participations in Letters of Credit issued for the account of such Designated Subsidiary, be deemed for all purposes hereof to have pro tanto assigned such Advances and participations to such Affiliate in compliance with the provisions of Section 9.06).

                  As soon as practicable after receiving notice from the Company or the Agent of the Company's intent to designate a direct or indirect Wholly-Owned Subsidiary as a Designated Subsidiary, and in any event no later than five Business Days after the delivery of such notice, for a Designated Subsidiary that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Designated Subsidiary directly or through an Affiliate of such Lender as provided in the immediately preceding paragraph (a "Protesting Lender") shall so notify the Company and the Agent in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Designated Subsidiary shall have the right to borrow hereunder, either (A) notify the Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Advances and/or Letter of Credit reimbursement obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Designated Subsidiary (in the case of all other amounts), or (B) cancel its request to designate such Subsidiary as a "Designated Subsidiary" hereunder.

                  (b) Termination. Upon the indefeasible payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary then, so long as at the time no Notice of Borrowing or Notice of Issuance in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly, and only upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary unless it is re-designated as a Designated Subsidiary pursuant to Section 9.09(a).

                  SECTION 9.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Committed Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

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

                  (c) The obligation of any Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency from a Borrower, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

                  SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Designated Subsidiary hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the Company and each Designated Subsidiary hereby irrevocably appoints the Company its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Company and each Designated Subsidiary hereby further irrevocably consent to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Company at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction. To the extent that each Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.14. Substitution of Currency. If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

                  SECTION 9.15. No Liability of the Issuing Banks. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the applicable Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by such Issuing Bank's willful misconduct or gross negligence when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that nothing herein shall be deemed to excuse such Issuing Bank if it acts with gross negligence or willful misconduct in accepting such documents.

                  SECTION 9.16. Patriot Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Agent, as applicable, to identify each Borrower in accordance with the Patriot Act. Each Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

                  SECTION 9.17. Power of Attorney. Each Subsidiary of the Company may from time to time authorize and appoint the Company as its attorney-in-fact to execute and deliver (a) any amendment, waiver or consent in accordance with Section 9.01 on behalf of and in the name of such Subsidiary and
(b) any notice or other communication hereunder, on behalf of and in the name of such Subsidiary. Such authorization shall become effective as of the date on which such Subsidiary delivers to the Agent a power of attorney enforceable under applicable law and any additional information to the Agent as necessary to make such power of attorney the legal, valid and binding obligation of such Subsidiary.

                  SECTION 9.18. Waiver of Jury Trial. Each of the Company, the other Borrowers, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             XEROX CORPORATION

                                             By
                                                --------------------------------
                                                Title:

                                             CITIBANK, N.A.,
                                             as Agent

                                             By
                                                --------------------------------
                                                Title:

                                             Initial Lenders

                                             CITIBANK, N.A.,

                                             By
                                                --------------------------------
                                                Title:

                                             JPMORGAN CHASE BANK, N.A.

                                             By
                                                --------------------------------
                                                Title:

                                             BANK OF AMERICA, N.A.

                                             By
                                                --------------------------------
                                                Title:

                                             BARCLAYS BANK PLC

                                             By
                                                --------------------------------
                                                Title:

                                             BNP PARIBAS

                                             By
                                                --------------------------------
                                                Title:

                                             By
                                                --------------------------------
                                                Title:

                                             DEUTSCHE BANK AG NEW YORK BRANCH

                                             By
                                                -----------------------------
                                                Title:

                                             By
                                                --------------------------------
                                                Title:

                                             HSBC BANK USA, NATIONAL ASSOCIATION

                                             By
                                                --------------------------------
                                                Title:

                                             MERRILL LYNCH BANK USA

                                             By
                                                --------------------------------
                                                Title:

                                             UBS LOAN FINANCE LLC

                                             By
                                                --------------------------------
                                                Title:

                                             GOLDMAN SACHS CREDIT PARTNERS L.P.

                                             By
                                                --------------------------------
                                                Title:

                                             BEAR STEARNS CORPORATE LENDING INC.

                                             By
                                                --------------------------------
                                                Title:

                                             LEHMAN COMMERCIAL PAPER INC.

                                             By
                                                --------------------------------
                                                Title:

                                             MIZUHO CORPORATE BANK, LTD.

                                             By
                                                --------------------------------
                                                Title:

                                             THE NORTHERN TRUST COMPANY

                                             By
                                                --------------------------------
                                                Title:

                                             THE BANK OF NEW YORK

                                             By
                                                --------------------------------
                                                Title:

                                             DANSKE BANK A/S

                                             By
                                                --------------------------------
                                                Title:

                                             PNC BANK, NATIONAL ASSOCIATION

                                             By
                                                --------------------------------
                                                Title:

                                             STATE STREET BANK AND TRUST COMPANY

                                             By
                                                --------------------------------
                                                Title:

                                             U.S. BANK, N.A.

                                             By
                                                --------------------------------
                                                Title:

                                             INTESA SANPAOLA S.P.A.

                                             By
                                                --------------------------------
                                                Title:

                              Initial Issuing Banks
                              ---------------------

                                             CITIBANK, N.A.

                                             By
                                                --------------------------------
                                                Title:

                                             JPMORGAN CHASE BANK, N.A.

                                             By
                                                --------------------------------
                                                Title:

                                                            SCHEDULE I

                                                    APPLICABLE LENDING OFFICES

------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
     Name of Initial Lender          Revolving Credit Letter of Credit Domestic Lending Office      Eurocurrency Lending
                                        Commitment      Commitment                                         Office
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------

------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Bank of America, N.A.                $135,000,000                      901 Main Street              901 Main Street
                                                                       Dallas, TX  75202            Dallas, TX  75202
                                                                       Attn:  Arlene Minor          Attn:  Arlene Minor
                                                                       T:  214 209-9177             T:  214 209-9177
                                                                       F:  214 290-9412             F:  214 290-9412
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
The Bank of New York                 $45,000,000                       One Wall Street              One Wall Street
                                                                       New York, NY  10286          New York, NY  10286
                                                                       Attn:  Gladys Vazquez        Attn:  Gladys Vazquez
                                                                       T:  212 635-8730             T:  212 635-8730
                                                                       F:  212 635-6399             F:  212 635-6399
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Barclays Bank PLC                    $135,000,000                      200 Cedar Knolls Road        200 Cedar Knolls Road
                                                                       Whippany, NJ  07981          Whippany, NJ  07981
                                                                       Attn:  Catherine Redfern     Attn:  Catherine Redfern
                                                                       T:  973 576-3220             T:  973 576-3220
                                                                       F:  973 576-3014             F:  973 576-3014
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Bear Stearns Corporate Lending Inc.  $90,000,000                       383 Madison Avenue           383 Madison Avenue
                                                                       8th Floor                    8th Floor
                                                                       New York, NY  10179          New York, NY  10179
                                                                       Attn:  Evan Kaufman          Attn:  Evan Kaufman
                                                                       T:  212 272-0920             T:  212 272-0920
                                                                       F:  212 272-4844             F:  212 272-4844
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------

------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
BNP Paribas                          $135,000,000                      787 Seventh Avenue           787 Seventh Avenue
                                                                       New York, NY  10019          New York, NY  10019
                                                                       Attn:  Gabriel Candamo       Attn:  Gabriel Candamo
                                                                       T:  212 471-6635             T:  212 471-6635
                                                                       F:  212 471-6896             F:  212 471-6896
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Citibank, N.A.                       $170,000,000     $150,000,000     Two Penns Way                Two Penns Way
                                                                       New Castle, DE  19720        New Castle, DE  19720
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Danske Bank A/S                      $45,000,000                       2-12 Holmens Kanal           2-12 Holmens Kanal
                                                                       DK-1092 Copenhagen K         DK-1092 Copenhagen K
                                                                       Denmark                      Denmark
                                                                       Attn:  Bent Ole Loike /      Attn:  Bent Ole Loike /
                                                                               Peter N0rr                  Peter N0rr
                                                                       T:  +45 45145656 /           T:  +45 45145656 /
                                                                           +45 45145654                 +45 45145654
                                                                       F:  +45 45149978 /           F:  +45 45149978 /
                                                                          +45 451499798                 +45 451499798
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Deutsche Bank AG New York Branch     $135,000,000                      60 Wall Street               60 Wall Street
                                                                       New York, NY  10005          New York, NY  10005
                                                                       Attn:  Joe Cusmai            Attn:  Joe Cusmai
                                                                       T:  201 593-2368             T:  201 593-2368
                                                                       F:  201 593-2313             F:  201 593-2313
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Goldman Sachs Credit Partners L.P.   $135,000,000                      30 Hudson Street             30 Hudson Street
                                                                       17th Floor                   17th Floor
                                                                       Jersey City, NJ  07302       Jersey City, NJ  07302
                                                                       Attn:  Pedro Ramirez /       Attn:  Pedro Ramirez /
                                                                              Andrew Caditz                Andrew Caditz
                                                                       T:  917 343-8319 /           T:  917 343-8319 /
                                                                           212 357-6240                 212 357-6240
                                                                       F:  212 428-1243             F:  212 428-1243
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------

------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
HSBC Bank USA, National Association  $135,000,000                      One HSBC Center, 26/F        One HSBC Center, 26/F
                                                                       Buffalo, NY  14203           Buffalo, NY  14203
                                                                       Attn:  Donna Riley           Attn:  Donna Riley
                                                                       T:  716 841-4178             T:  716 841-4178
                                                                       F:  716 841-0269             F:  716 841-0269
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Intesa Sanpaolo S.p.A.               $45,000,000                       1 William Street             1 William Street
                                                                       New York, NY 10004           New York, NY 10004
                                                                       Attn:  Alex Papace           Attn:  John Michalisin
                                                                       T:  212 607-3531             T:  212 607-3918
                                                                       F:  212 607-3897             F:  212 809-2124
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
JPMorgan Chase Bank, N.A.            $170,000,000     $150,000,000     1111 Fannin Street           1111 Fannin Street
                                                                       10th Floor                   10th Floor
                                                                       Houston, TX  77002           Houston, TX  77002
                                                                       Attn:  Toyin Ojeahere        Attn:  Toyin Ojeahere
                                                                       T:  713 750-3609             T:  713 750-3609
                                                                       F:  713 750-2938             F:  713 750-2938
------------------------------------ ---------------- ---------------- --------------------------- ------------------------------
Lehman Commercial Paper Inc.         $90,000,000                       745 7th Avenue, 16th Floor  745 7th Avenue, 16th Floor
                                                                       New York, NY  10019         New York, NY  10019
                                                                       Attn:  Theresa Siu          Attn:  Theresa Siu
                                                                       T:  212 526-6560            T:  212 526-6560
                                                                       F:  212 520-0450            F:  212 520-0450
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Merrill Lynch Bank USA               $135,000,000                      15 W. South Temple           15 W. South Temple
                                                                       Suite 300                    Suite 300
                                                                       Salt Lake City, UT  84101    Salt Lake City, UT  84101
                                                                       Attn:  David Millett         Attn:  David Millett
                                                                       T:  801 526-8312             T:  801 526-8312
                                                                       F:  801 933-8641             F:  801 933-8641
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Mizuho Corporate Bank, Ltd.          $90,000,000                       1800 Plaza Ten               1800 Plaza Ten
                                                                       Harborside Financial Center  Harborside Financial Center
                                                                       Jersey City, NJ  07311       Jersey City, NJ  07311
                                                                       Attn:  Nicole Ferrara        Attn:  Nicole Ferrara
                                                                       T:  201 626-9341             T:  201 626-9341
                                                                       F:  201 626-9941             F:  201 626-9941
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------

------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
The Northern Trust Company           $50,000,000                       50 S. LaSalle Street         50 S. LaSalle Street
                                                                       Chicago, IL  60675           Chicago, IL  60675
                                                                       Attn:  Sharon Jackson        Attn:  Sharon Jackson
                                                                       T:  312 630-1609             T:  312 630-1609
                                                                       F:  312 630-1566             F:  312 630-1566
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
PNC Bank, National Association       $45,000,000                       Two Tower Center Blvd.       Two Tower Center Blvd.
                                                                       East Brunswick, NJ  08816    East Brunswick, NJ  08816
                                                                       Attn:  Gloria Adams Garbart  Attn:  Gloria Adams Garbart
                                                                       T:  412 762-4753             T:  412 762-4753
                                                                       F:  412 768-4586             F:  412 768-4586
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
State Street Bank and Trust Company  $45,000,000                       225 Franklin Street, MAO7    225 Franklin Street, MAO7
                                                                       Boston, MA  02110            Boston, MA  02110
                                                                       Attn:  Voy Pearson           Attn:  Voy Pearson
                                                                       T:  617 664-4008             T:  617 664-4008
                                                                       F:  617 664-3941             F:  617 664-3941
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
UBS Loan Finance LLC                 $135,000,000                      677 Washington Boulevard     677 Washington Boulevard
                                                                       Stamford, CT 06901           Stamford, CT 06901
                                                                       6-South                      6-South
                                                                       Attn:  Iris Choi             Attn:  Iris Choi
                                                                       T:  203 719-0678             T:  203 719-0678
                                                                       F:  203 719-3888             F:  203 719-3888
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
U.S. Bank, N.A.                      $45,000,000                       US Bank Tower                US Bank Tower
                                                                       425 Walnut Street            425 Walnut Street
                                                                       8th Floor                    8th Floor
                                                                       ML CN-OH-W8                  ML CN-OH-W8
                                                                       Cincinnati, OH 45202         Cincinnati, OH 45202
                                                                       Attn:  Eric Cosgrove         Attn:  Eric Cosgrove
                                                                       T:  513 632-3033             T:  513 632-3033
                                                                       F:  513 632-2068             F:  513 632-2068
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------

------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------
Total:                               $2,000,000,000   $300,000,000
------------------------------------ ---------------- ---------------- ---------------------------- -----------------------------

                                                                       EXHIBIT A

                    FORM OF REVOLVING CREDIT PROMISSORY NOTE

U.S.$_______________                              Dated:  _______________, 20__


                  FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a __________ [corporation] (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Revolving Credit Commitment in figures] or, if less, the aggregate outstanding principal amount of the Advances made by the Lender to the Borrower, pursuant to the Amended and Restated Credit Agreement dated as of April 30, 2007 among the Borrower, [Xerox Corporation], the other borrowers parties thereto, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Advance made by the Lender to the Borrower from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest in respect of each Advance made by the Lender to the Borrower (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                                     [NAME OF BORROWER]


                                                     By
                                                        ------------------------
                                                        Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


------------ ----------------- ---------------- ----------------- --------------
                                   Amount of
    Date         Amount of      Principal Paid   Unpaid Principal    Notation
                  Advance         or Prepaid         Balance          Made By
------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

------------ ----------------- ---------------- ----------------- --------------

                                                                       EXHIBIT B

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720
                                                  [Date]

                  Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

                  The undersigned, [Name of Borrower], refers to the Amended and Restated Credit Agreement, dated as of April 30, 2007 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, [Xerox Corporation], the other borrowers parties thereto, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Borrowing is __________, 20__.

                  (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

                  (iii) The aggregate amount of the Proposed Borrowing is $__________ [for a Borrowing in a Committed Currency, list currency and amount of Borrowing].

                  [(iv) The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Borrowing is _____ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A) the representations and warranties contained in Section
         4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof) and, in the case of any Borrowing made to a Designated Subsidiary, in the Designation Agreement for such Designated Subsidiary, are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true on and as of such earlier date); and

                  (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                                    Very truly yours,

                                                    [NAME OF BORROWER]


                                                    By
                                                      ------------------------
                                                    Title:

                                                                       EXHIBIT C

                        FORM OF ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Amended and Restated Credit Agreement dated as of April 30, 2007 (as amended or modified from time to time, the "Credit Agreement") among Xerox Corporation, a New York corporation (the "Company"), the other borrowers parties thereto, the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the [Credit Agreement as of the date hereof] [the Letter of Credit Facility] equal to the percentage interest specified on Schedule 1 hereto of [all outstanding rights and obligations under the Credit Agreement together with participations in Letters of Credit held by the Assignor on the date hereof] [such Assignor's Unissued Letter of Credit Commitment]. After giving effect to such sale and assignment, the Assignee's [Revolving Credit Commitment and the amount of the Advances owing to the Assignee] [Letter of Credit Commitment] will be as set forth on Schedule 1 hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Borrower or the performance or observance by the Company or any other Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[, if any,] held by the Assignor [and requests that the Agent exchange such Note for a new Note payable to the order of [the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement[, respectively,] as specified on Schedule 1 hereto].

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section
2.14 of the Credit Agreement.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance


         Percentage interest assigned:                                    _____%

         [Assignee's Revolving Credit Commitment:                       $______

         Aggregate outstanding principal amount of Advances assigned:   $______

         Principal amount of Note payable to Assignee:                  $______

         Principal amount of Note payable to Assignor:                  $______]

         [Assignee's Letter of Credit Commitment:                       $______]

         Effective Date*:  _______________, 20__


                                                [NAME OF ASSIGNOR], as Assignor

                                                By
                                                  ------------------------
                                                  Title:


                                                Dated:  _______________, 20__


                                                [NAME OF ASSIGNEE], as Assignee

                                                By
                                                  ------------------------
                                                  Title:


                                                Dated:  _______________, 20__

                                                Domestic Lending Office:
                                                         [Address]

                                                Eurocurrency Lending Office:
                                                         [Address]


-----------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]** this
__________ day of _______________, 20__

CITIBANK, N.A., as Agent

By
  ------------------------------------------
   Title:


[Approved this __________ day
of _______________, 20__

XEROX CORPORATION

By                                          ]*
  ------------------------------------------
   Title:


-------------
**   Required if the Assignee is an Eligible Assignee solely by reason of clause
     (iii) of the definition of "Eligible Assignee".

*    Required if the Assignee is an Eligible Assignee solely by reason of clause
     (iii) of the definition of "Eligible Assignee".

                                                                     EXHIBIT D-1

               FORM OF OPINION OF COUNSEL FOR THE INITIAL BORROWER

         April 30, 2007

         Citibank, N.A.,
           as Agent
         Two Penns Way
         New Castle, DE  19720

         and each Lender identified on Schedule I hereto

                       Re:  Xerox Corporation/Credit Agreement

      Ladies and Gentlemen:

                       We have acted as special counsel to Xerox Corporation, a New York corporation (the "Company"), in connection with the preparation, execution and delivery of (a) the Amended and Restated Credit Agreement dated the date hereof (the "Credit Agreement"), among the Company, the lenders from time to time party thereto (the "Lenders"), Citibank, N.A., as administrative agent for the Lenders (in such capacity, the "Agent"), and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Bookrunners and (b) certain other agreements, instruments and documents related to the Credit Agreement. This opinion is being delivered pursuant to Section 3.01(f)(iv)(A) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

                       In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and their officers and other representatives and of public officials, including the facts and conclusions set forth therein.

                       In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:


                       (a) the Credit Agreement;

                       (b) the Notes, dated the date hereof, issued to each of PNC Bank, National Association and the Bank of New York (collectively, the "Notes");

                       (c) a certificate of Rhonda L. Seegal, Vice President and Treasurer of the Company, dated the date hereof, copies of which are attached as Exhibit A hereto (the "Opinion Certificate"); and

                       (d) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                       We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York and (ii) the Applicable Laws of the United States of America (including, without limitation, Regulations U and X of the Federal Reserve Board).

                       "Applicable Contracts" mean those agreements or instruments set forth on Schedule I to the Opinion Certificate. "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York or the Applicable Laws of the United States of America. "Applicable Orders" means those orders or decrees of governmental authorities identified on Schedule II to the Opinion Certificate. "New York UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York (without regard to laws referenced in Section 9-201 thereof).

                       Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                       1. The Credit Agreement and the Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the Applicable Laws of the State of New York.

                       2. The execution and delivery by the Company of the Credit Agreement and the Notes and the performance by the Company of its obligations under the Credit Agreement and the Notes do not constitute a violation of, or a default under, any Applicable Contracts. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Credit Agreement or the Notes will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company.

                       3. Neither the execution, delivery or performance by the Company of the Credit Agreement and the Notes nor the compliance by the Company with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

                       4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Credit Agreement and the Notes by the Company or the enforceability of the Credit Agreement against the Company.

                       5. Neither the execution, delivery or performance by the Company of its obligations under the Credit Agreement and the Notes will contravene any Applicable Order against the Company.

                       Our opinions are subject to the following assumptions and qualifications:

                       (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                       (b) we have assumed that the Credit Agreement constitutes the valid and binding obligation of each party to the Credit Agreement (other than the Company) enforceable against each such other party in accordance with its terms;

                       (c) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Company to the extent expressly set forth herein) to the Credit Agreement with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any party (other than the Company to the extent expressly set forth herein);

                       (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Credit Agreement which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

                       (e) we express no opinion with respect to any provision of the Credit Agreement to the extent it excuses the issuer of a letter of credit from liability to the extent such provision is unenforceable pursuant to Section 5-103 of the UCC;

                       (f) we express no opinion on the enforceability of any provision in the Credit Agreement purporting to prohibit, restrict or condition the assignment of rights under the Credit Agreement to the extent such restriction on assignability is governed by the New York UCC;

                       (g) we express no opinion as to the enforceability of
      Article VII of the Credit Agreement; and

                       (h) we express no opinion with respect to any provision of the Credit Agreement to the extent it authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest.

                       In rendering the foregoing opinions, we have assumed, with your consent, that:

                       (a) the Company is duly organized under the laws of the State of New York;

                       (b) the Company, is validly existing and in good standing as a corpora tion, under the laws of the State of New York;

                       (c) the Company has the power and authority to execute, deliver and perform all of its obligations under the Credit Agreement and the Notes and the execution and delivery by the Company of the Credit Agreement and the Notes and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite action the party of the Company;

                       (d) the Credit Agreement and the Notes have been duly executed and delivered by the Company;

                       (e) the execution, delivery and performance by the Company of any of its obligations under the Credit Agreement and the

      Notes does not and will not conflict with, contravene, violate or constitute a default under (i) the certificate of incorporation or the by-laws of the Company; (ii) any lease, indenture, instrument or other agreement to which the Company or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 2 herein), (iii) any rule, law or regulation to which the Company is subject (other than the Applicable Laws of the State of New York or Applicable Laws of the United States of America as to which we express our opinion in paragraph 3 herein) or (iv) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 5 herein); and

                       (f) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approv als as to which we express our opinion in paragraph 4 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Company of the Credit Agreement or the Notes or the transactions contemplated thereby.

                       We understand that you are separately receiving an opinion with respect to certain of the foregoing assumptions from Samuel
      K. Lee, Associate General Counsel, Corporate, Finance and Ventures of the Company and we are advised that such opinion contain qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

                       This opinion is being furnished only to you in connection with the Credit Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent, except that any assignee that becomes a Lender in accordance with the provisions of Section 9.07 of the Credit Agreement may rely on this opinion as if addressed and delivered to such assignee on the date hereof; provided that each prospective assignee or assignee of any Lender may be shown this opinion, except that such prospective assignee or assignee may not rely on this opinion unless and until such prospective assignee or assignee becomes a Lender in accordance with the provisions of
      Section 9.07 of the Credit Agreement.


                                                  Very truly yours,

                                   SCHEDULE I
                                   ----------

                                    LENDERS

      Citibank, N.A
      JPMorgan Chase Bank, N.A
      Bank of America, N.A.
      Bear Stearns Corporate Lending Inc.
      Deutsche Bank AG New York Branch
      Goldman Sachs Credit Partners L.P.
      Barclays Bank PLC
      BNP Paribas
      Lehman Brothers
      Merrill Lynch bank USA
      HSBC Bank USA, National Association
      Mizuho Corporate Bank, Ltd.
      The Northern Trust Company
      PNC Bank, National Association
      State Street Bank and Trust Company
      The Bank of New York

                                                                     EXHIBIT D-2

                    FORM OF OPINION OF COUNSEL OF THE COMPANY

April 30, 2007


To the Lenders and Agent parties to
the Credit Agreement
referred to below

                                XEROX CORPORATION

Dear Sirs:

The undersigned, an attorney-at-law admitted to practice in the State of New York, is Associate General Counsel, Corporate, Finance and Ventures of Xerox Corporation, a New York corporation (the "Company"). As such I or other lawyers in the Office of General Counsel of the Company who report directly to me ("my reports") are familiar with the proceedings taken by the Company in connection with the preparation, execution and delivery of the Agreement and the Notes referred to below. This opinion is furnished to you pursuant to Section 3.01(f)(iv)(B) of the Amended and Restated Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among the Company, the lenders party thereto, Citibank, N.A., as Agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Bookrunners. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.


In rendering the opinions set forth herein, either I or my reports have examined the following:

         (1) the Credit Agreement;

         (2) the revolving notes (the "Notes") of the Company contemplated by the Credit Agreement and delivered on the date hereof;

         (3) the documents relating to the Company furnished pursuant to Section 3.01(f) of the Credit Agreement, which include the following:

                  (i) certified copies of (y) the resolutions of the Board of Directors of the Company approving the Agreement and the Notes and (z) all documents evidencing other necessary corporate or similar action and governmental approvals, if any, with respect to the Agreement and the Notes; and

                  (ii) the Restated Certificate of Incorporation and the By-laws of the Company, each as amended to the date hereof (the "Charter" and the "By-Laws", respectively); and

         (4) such other documents, agreements and instruments, and such laws, rules, regulations, orders, decrees, writs, judgments, awards, injunctions, and the like, as I have deemed necessary as a basis for the opinions hereinafter expressed.


In the foregoing examination of the documents referred to above, I and my reports have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures (other than signatures of the Company), and the conformity to the originals of such documents submitted to us as copies. I have relied, as to factual matters, on the documents I and my reports have examined. I also have assumed that each of the lenders, the Agent and the other parties thereto (other than the Company) has duly executed and delivered, pursuant to due authorization, the Agreement.


Based upon the foregoing, it is my opinion that:

         (i) The Company is duly organized, validly existing and in good standing under the laws of the State of New York.

         (ii) The Company has corporate power and authority to execute, deliver and perform the Agreement and the Notes and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate or similar action on the part of the Company.

         (iii) The Agreement and the Notes have been duly executed and delivered by the Company.

         (iv) Except for the Disclosed Matters, there is no pending or, to my knowledge, threatened action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (x) could be reasonably likely to have a Material Adverse Effect or (y) purports to affect the legality, validity or enforceability of the Agreement or any Note or the consummation of the transactions contemplated thereby.

         (v) The due authorization, execution or delivery by the Company of the Agreement and the Notes, the performance by the Company of its obligations thereunder, the consummation of the transactions contemplated by the Agreement and the Notes and the fulfillment of the terms of the Agreement and each of the Notes will not conflict with, result in a breach of, or constitute a default under the Charter or By-Laws of the Company or the terms of any indenture or other material agreement or instrument to which the Company or any of the Company's subsidiaries is a party or bound, or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations) known to me to be generally applicable to the Company or any of the Company's subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Company's subsidiaries.

My opinions are subject to the following qualifications:

         (a) I am qualified to practice law in the State of New York. The opinions expressed herein are limited to the law of the State of New York and the Federal law of the United States.

         (b) The opinions expressed herein are given as of the date hereof and I undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

This opinion is being furnished only to you in connection with the Agreement and the Notes and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without my prior written consent, except that any assignee who becomes a Lender in accordance with the provisions of
Section 9.07 of the Credit Agreement may rely on this opinion as if addressed and delivered to such assignee on the date hereof.

Very truly yours,


Samuel K. Lee
Associate General Counsel
Corporate, Finance and Ventures

                                                                     EXHIBIT D-3

              FORM OF OPINION OF COUNSEL FOR DESIGNATED SUBSIDIARY


                                     [Date]



To each of the Lenders and Agent parties to to the Credit Agreement referred to below


                                Xerox Corporation


Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 3.02(f) of the Amended and Restated Credit Agreement dated as of April 30, 2007 (the "Credit Agreement"), among Xerox Corporation, a New York corporation (the "Company"), the lenders party thereto, Citibank N.A., as Agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Bookrunners. Terms defined in the Credit Agreement are used herein as therein defined.

                  We have acted as counsel for [__________________], a [corporation] organized under the laws of [______] (the "Designated Subsidiary") in connection with the preparation, execution and delivery of the Designation Agreement dated as of [this date] between the Company and the Designated Subsidiary (the "Designation Agreement").

                  In that connection, we have examined:

                  (1)   the Designation Agreement;

                  (2)   the Credit Agreement;

                  (3) the revolving notes (the "Notes") of the Designated Subsidiary contemplated by the Credit Agreement and delivered on the date hereof;

                  (4) [the [Articles] [Certificate] of Incorporation of the Designated Subsidiary and all amendments thereto (the "Charter")];

                  (5) [the by-laws and all amendments thereto (the "By-laws")] and the resolutions of the [Board of Directors] of the Designated Subsidiary dated [Date], in each case, as amended and in effect as of this date];

                  (6) [a certificate of the Secretary of State of __________, dated _______________, 2007, attesting to the continued corporate existence and good standing of the Designated Subsidiary in that State]; and

                  (7) such other documents, agreements and instruments, and such laws, rules, regulations, orders, decrees, writs, judgments, awards, injunctions, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief financial officer of the Designated Subsidiary, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, guarantees, mortgages, security agreements, bonds, notes and other material agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect the Designated Subsidiary's right to borrow money or the Designated Subsidiary's obligations under the Designation Agreement, the Credit Agreement or the Notes. In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon statements and representations of the Designated Subsidiary or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

                  Our opinions expressed below are limited to the laws of [the State of [New York], the General Corporation Law of the State of [__________] and the Federal law of the United States] / [Country].

                  Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

                  1. The Designated Subsidiary is a [corporation] duly organized, validly existing and in good standing under the laws of [__________].

                  2. The execution, delivery and performance by the Designated Subsidiary of the Designation Agreement, and the consummation of the transactions contemplated by the Designation Agreement, the Credit Agreement and the Notes, are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the [Charter or the By-laws] or (ii) any law, rule or regulation applicable to the Designated Subsidiary [(including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System)] or (iii) any contractual or legal restriction contained in any document listed in the Certificate or, to our knowledge, contained in any other similar document. The Designation Agreement has been duly executed and delivered on behalf of the Designated Subsidiary.

                  3. [No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Designated Subsidiary of the Designation Agreement, and the consummation of the transactions contemplated by the Designation Agreement, the Credit Agreement and the Notes.] / [No authorization or approval or other action by, and no notice to or filing with, any [Country] governmental authority or [Country] regulatory body or any third party is required for (a) the due execution, delivery, recordation, filing or performance by the Designated Subsidiary of the Designation Agreement, and the consummation of the transactions contemplated by the Designation Agreement, the Credit Agreement and the Notes, except for the authorizations, approvals, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect, or (b) the exercise by the Agent, any Lender or the Issuing Bank of its rights under the Designation Agreement, the Credit Agreement and the Notes.]

                  4. The Designation Agreement and the Credit Agreement are, and after giving effect to the initial Borrowing, the Notes will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms.

                  5. There are no pending or, to our knowledge, threatened actions or proceedings against the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that that (x) could be reasonably likely to have a Material Adverse Effect or (y) purports to affect the legality, validity or enforceability of the Designation Agreement, the Credit Agreement or any Note or the consummation of the transactions contemplated thereby.

                  6. [The governing law provisions of the Designation Agreement, the Credit Agreement or any Note (which provide that such Designation Agreement, Credit Agreement or Notes shall be governed by the laws of the State of New York) are valid under the laws of [Country]. In any action or proceeding arising out of or relating to the Designation Agreement, the Credit Agreement or the Notes in any court of [Country], such court would recognize and give effect to the provisions of the Designation Agreement and Section 9.10 of the Credit Agreement wherein the parties thereto agree that the Designation Agreement, the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.](1)

                  7. [Assuming that the Designation Agreement, the Credit Agreement or any Note is the legal, valid and binding obligation of the Designated Subsidiary, enforceable against the Designated Subsidiary in accordance with its terms under the laws of the State of New York which expressly govern the Designation Agreement, the Credit Agreement or any Note, the Designation Agreement, the Credit Agreement or any Note is the legal, valid and binding obligation of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with its terms under the laws of [Country].]

-----------------
 (1) Paragraphs 6 through 9 to be used if the Designated Subsidiary is a Foreign Subsidiary. Subject to appropriate qualifications reasonably acceptable to the Agent, depending on the jurisdiction of the Foreign Subsidiary.

                  8. [None of the terms of the Designation Agreement, the Credit Agreement or any Note violates an important public policy of [Country].]

                  9. [A judgment obtained from any federal or state court of the United States in respect of any of the Designation Agreement, the Credit Agreement or any Note would be enforceable without reconsideration on the merits in the courts of [Country].]

                  The opinions set forth above are subject to the following assumptions and qualifications:

                  (a) Our opinion in paragraph 4 above(2) as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

                  (b) Our opinion in paragraph 4 above(3) as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                  (c) We express no opinion as to (i) Section 2.14 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation and (ii) the effect of the law of any jurisdiction other than [____________] wherein any Lender may be located or wherein enforcement of the Designation Agreement, the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

                  (d) [Other assumptions and qualifications reasonably acceptable to the Agent to be added.]



                                               Very truly yours,

-----------------
(2) If paragraph 7 is used, this should be modified to refer to "paragraph 7 above".

                                                                       EXHIBIT E

                       FORM OF COMMITMENT INCREASE OPINION

[Date]


To the Lenders and Agent parties to
the Credit Agreement
referred to below

                                XEROX CORPORATION
                                -----------------

Dear Sirs:

The undersigned, an attorney-at-law admitted to practice in the State of New York, is [Associate General Counsel, Corporate, Finance and Ventures] of Xerox Corporation, a New York corporation (the "Company"). As such I or other lawyers in the Office of General Counsel of the Company who report directly to me ("my reports") are familiar with the proceedings taken by the Company in connection with the preparation, execution and delivery of the Agreement and the Notes referred to below. This opinion is furnished to you pursuant to Section 2.18(d)(i) of the Amended and Restated Credit Agreement, dated as of April 30, 2007 (the "Credit Agreement"), among the Company, the lenders party thereto, Citibank, N.A., as Agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Bookrunners. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.


In rendering the opinions set forth herein, either I or my reports have examined the following:

         (1) the Credit Agreement;

         (2) the revolving notes (the "Notes") of the Company contemplated by the Credit Agreement and delivered prior to or on the date hereof;

         (3) the corporate documents relating to the Company, which include the following:

                  (i) certified copies of (y) the resolutions of the Board of Directors of the Company approving the Credit Agreement and the Notes and (z) all documents evidencing other necessary corporate or similar action and governmental approvals, if any, with respect to the Credit Agreement and the Notes; and

                  (ii) a certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to sign the Credit Agreement, the Notes and the other documents to be delivered by the Company thereunder; and

                  (iii) the Restated Certificate of Incorporation and the By-laws of the Company, each as amended to the date hereof (the "Charter" and the "By-Laws", respectively); and

         (4) such other documents, agreements and instruments, and such laws, rules, regulations, orders, decrees, writs, judgments, awards, injunctions, and the like, as I have deemed necessary as a basis for the opinions hereinafter expressed.

In the foregoing examination of the documents referred to above, I and my reports have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures (other than signatures of the Company), and the conformity to the originals of such documents submitted to us as copies. I have relied, as to factual matters, on the documents I and my reports have examined. I also have assumed that each of the lenders, the Agent and the other parties thereto (other than the Company) has duly executed and delivered, pursuant to due authorization, the Credit Agreement.


Based upon the foregoing, it is my opinion that:

         (i) The Company is duly organized, validly existing and in good standing under the laws of the State of New York.

         (ii) The Company has corporate power and authority to execute, deliver and perform the Credit Agreement (after giving effect to the Commitment Increase as of the Increase Date) and the Notes and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate or similar action on the part of the Company.

         (iii) The Credit Agreement (after giving effect to the Commitment Increase as of the Increase Date) and the Notes have been duly executed and delivered by the Company.

         (iv) The Credit Agreement (after giving effect to the Commitment Increase as of the Increase Date) and the Notes constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

         (v) Except for the Disclosed Matters, there is no pending or, to my knowledge, threatened action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (x) could be reasonably likely to have a Material Adverse Effect or (y) purports to affect the legality, validity or enforceability of the Credit Agreement (after giving effect to the Commitment Increase as of the Increase Date) or any Note or the consummation of the transactions contemplated thereby.

         (vi) The due authorization, execution or delivery by the Company of the Credit Agreement (after giving effect to the Commitment Increase as of the Increase Date) and the Notes, the performance by the Company of its obligations thereunder, the consummation of the transactions contemplated by the Credit Agreement (after giving effect to the Commitment Increase as of the Increase Date) and the Notes and the fulfillment of the terms of the Credit Agreement

                  (after giving effect to the Commitment Increase as of the Increase Date) and each of the Notes will not conflict with, result in a breach of, or constitute a default under the Charter or By-Laws of the Company or the terms of any indenture or other material agreement or instrument to which the Company or any of the Company's subsidiaries is a party or bound, or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations) known to me to be generally applicable to the Company or any of the Company's subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Company's subsidiaries.

My opinions are subject to the following qualifications:

         (a) I am qualified to practice law in the State of New York. The opinions expressed herein are limited to the law of the State of New York and the Federal law of the United States.

         (b) The opinions expressed herein are given as of the date hereof and I undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

         (c) [Other assumptions and qualifications reasonably acceptable to the Agent to be added.]

This opinion is being furnished only to you in connection with the Credit Agreement and the Notes and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without my prior written consent, except that any assignee who becomes a Lender in accordance with the provisions of Section 9.07 of the Credit Agreement may rely on this opinion as if addressed and delivered to such assignee on the date hereof.

Very truly yours,

                                                                       EXHIBIT F

                          FORM OF DESIGNATION AGREEMENT



                                     [DATE]


To each of the Lenders
  parties to the Credit Agreement
  (as defined below) and to Citibank, N.A., as Agent for such Lenders

Ladies and Gentlemen:

                  Reference is made to the Amended and Restated Credit Agreement dated as of April 30, 2007 (as amended or modified from time to time, the "Credit Agreement") among Xerox Corporation, a New York corporation (the "Company"), the other borrowers parties thereto, the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  Please be advised that the Company hereby designates its undersigned Subsidiary, ____________ ("Designated Subsidiary"), as a "Designated Subsidiary" under and for all purposes of the Credit Agreement.

                  The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

                  (a) The Designated Subsidiary is a corporation duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of
         ______________________.

                  (b) The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Notes to be delivered by it are within the Designated Subsidiary's corporate or other powers, have been duly authorized by all necessary corporate or other action and do not contravene (i) the Designated Subsidiary's organizational documents or by-laws (ii) any law applicable to the Designated Subsidiary or (iii) any indenture or other agreement governing Debt or other material agreement or other instrument binding upon the Designated Subsidiary, any of its Subsidiaries or any of their properties, or give rise to a right thereunder to require the Designated Subsidiary or any of its Subsidiaries to make any payment therefor. The

         Designation Agreement and the Notes delivered by it have been duly executed and delivered on behalf of the Designated Subsidiary.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement or the Notes to be delivered by it, except as have been obtained or made and are in full force and effect or where the failure to obtain the same would not have a Material Adverse Effect.

                  (d) This Designation Agreement is, and the Notes to be delivered by the Designated Subsidiary when delivered will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (e) There is no pending or threatened action, suit, investigation or proceeding, including, without limitation, any Environmental Action, affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Designation Agreement, the Credit Agreement or any Note of the Designated Subsidiary.

                  The Designated Subsidiary hereby agrees that service of process in any action or proceeding brought in any New York State court or in federal court may be made upon the Company at its offices at ___________,
Attention: __________ (the "Process Agent") and the Designated Subsidiary hereby irrevocably appoints the Process Agent to give any notice of any such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

                  The Company hereby accepts such appointment as Process Agent and agrees with you that (i) the Company will maintain an office in Connecticut through the Termination Date and will give the Agent prompt notice of any change of address of the Company, (ii) the Company will perform its duties as Process Agent to receive on behalf of the Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or federal court sitting in New York City arising out of or relating to the Credit Agreement and (iii) the Company will forward forthwith to the Designated Subsidiary at its address at ___________________ or, if different, its then current address, copies of any summons, complaint and other process which the Company received in connection with its appointment as Process Agent.

                  This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                         Very truly yours,

                                         XEROX CORPORATION

                                         By
                                            -------------------------------
                                            Name:
                                            Title:

                                         [THE DESIGNATED SUBSIDIARY]

                                         By
                                            -------------------------------
                                            Name:
                                            Title: